UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST QUALIFICATION AMENDMENT NO. 6

TO

FORM 1-A

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

LEGION CAPITAL CORPORATION

(Exact name of issuer as specified in its charter)

Florida

(State or other jurisdiction of incorporation or organization)

301 E. Pine St.

Suite 850

Orlando, FL 32801

Telephone: 888-993-5346

(Address, including zip code, and telephone number,

including area code, of issuers principal executive office)

6799	47-3751122
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

This Offering Circular was originally qualified on February 26, 2020, re-qualified on May 18, 2020 and on June 11, 2020, by order of the Securities and Exchange Commission (the “Commission”). This Offering Circular is being amended to change the terms of redemption of the Preferred Shares offered hereunder.

LEGION CAPITAL CORPORATION

Maximum combined offering of $40,000,000 consisting of Series A Corporate Bonds and Series A Redeemable Preferred Stock

Legion Capital Corporation (“Legion,” or the “Company”) is offering a combined maximum amount of $40,000,000 of Series A Corporate Bonds (“Bonds”) and Series A Redeemable Preferred Membership Units in Legion Capital Corporation (“Redeemable Preferred Stock” or “Shares”); provided, that, of the $40,000,000 combined maximum amount available for sale, (i) the maximum amount of Shares that may be sold hereunder shall not exceed $20,000,000, and (ii) the gross aggregate proceeds received in this offering for the sale of the Shares and the Bonds with 3-year maturities shall not exceed $37,500,000, on a “no minimum/best efforts” basis (the “Offering”). The Offering will continue terminate on the earlier of 12 months from the date this Offering Circular is re-qualified for sale by the Securities Exchange Commission (“SEC”) (which date may be extended for an additional 90 days in our sole discretion) or the date when all Bonds and Shares have been sold.

Sequence Financial Specialists LLC (the “Managing Broker Dealer”), a South Carolina corporation and member of the Financial Industry Regulatory Authority (“FINRA”), has been engaged as the managing broker dealer for the Offering. The Managing Broker Dealer is not required to sell any specific number or dollar amount of securities but will use its “reasonable best efforts” to sell the securities offered.

Series A Corporate Bonds

The Bonds offered will carry 1 year, 2 year, and 3-year maturities with annual interest rates of 4.50%, 5.75%, and 6.50%, respectively. The purchase price per bond is $1,000, with a minimum investment amount of $10,000 per Bond term. Interest payments will be payable monthly on the 1st of the month (or the next following business day thereafter in the event such date is not a business day with no additional interest accruing), following the first full month of an accepted subscription. Upon maturity, and subject to the terms and conditions described in this offering circular, the Bonds will be automatically renewed for identical terms unless redeemed upon maturity at our or your election.

These Bonds are secured obligations of Legion, and will be secured by a first lien on a portfolio of real estate mortgage loans (“Loans”) to be made through use of the net proceeds of this Offering will be held and managed in a single purpose limited liability company, Legion Finance, LLC (“Finance”). Legion has established Finance for the purpose of originating, holding and managing the Loans, however, Legion is the issuer of the Bonds and of the Shares.

Bondholders will have no right to put (that is, require us to redeem) any Bond prior to its maturity date unless in the case of a holder’s death, bankruptcy or total permanent disability, subject to notice, discounts and other provisions contained in this offering circular. See “Description of Bonds – Redemption Upon Death, Disability or Bankruptcy” and for more information. We do not intend to list our Bonds on any national securities exchange during the offering period, and we do not expect a secondary market in the Bonds to develop. As a result, you should not expect to be able to resell your Bonds regardless of how we perform. Accordingly, an investment in our Bonds is not suitable for investors that require liquidity in advance of their Bond’s maturity date.

The Bonds will be offered to prospective investors on a best efforts basis by the Managing Broker Dealer. “Best efforts” means that our Managing Broker Dealer is not obligated to purchase any specific number or dollar amount of Bonds but will use its best efforts to sell the Bonds. Our Managing Broker Dealer may engage additional broker-dealers, sub-agents, or selling group members, who are members of FINRA to assist in the sale of the Bonds.

	Price to Public	Managing BD fee, Commissions and Expense Reimbursements(1)(2)	Proceeds to Issuer
Per 1 Year Bond	1,000	37.30	962.70
Per 2 Year Bond	1,000	64.80	935.20
Per 3 Year Bond	1,000	79.80	920.20
Average between all terms (3)	1,000	60.63	939.37
Example if $20,000,000 of Bonds sold at Average fees/expenses (4)	20,000,000	1,212,600	18,787,400

(1)	This includes (a) selling commissions of 1.50% on the aggregate gross sales of 1yr bonds, 4.00% on the aggregate gross sales of 2yr bonds, and 5.25% on the aggregate gross sales of 3yr bonds, (b) a Managing Broker Dealer fee of 0.50% on the aggregate gross sales of 1yr bonds, 0.75% on the aggregate gross sales of 2yr bonds, and 1.00% on the aggregate gross sales of 3yr bonds, (c) a Managing Broker Dealer fee payable in connection with the engagement of each soliciting dealer or selling group member equal to up to 0.73% on the aggregate gross sales price of the bonds, (d) a non-accountable expense reimbursement of up to 0.50% of the gross proceeds in the offering payable to Legion and (e) an accountable expense allowance of 0.50% payable to Legion. See “Use of Proceeds” and “Plan of Distribution” for more information.

(2)	The table above does not include (a) $15,000 of legal fees and expenses incurred by the Managing Broker Dealer payable in two equal installments, and (b) an annual asset management fee (“Management Fee”) of 1.50% of gross offering proceeds payable to the Legion for ongoing management services and expenses. We anticipate that we will pay the Management Fee for the first year from offering proceeds, and we will pay the Management Fee for subsequent year(s) from cash from operations. There is no guarantee that we will be able to pay the Management Fee from cash from operations. In such event, we will use offering proceeds to pay the Management Fee for subsequent years, to the extent available.

(3)	The table above shows amounts payable if we sell an equal amount of bonds by term. Actual sales may vary and will increase or decrease total selling commissions accordingly.

(4)	The table above shows amounts payable if we sell, for example, $20,000,000 of bonds at an equal distribution between bond terms. Actual sales may vary and will increase or decrease total selling commissions accordingly.

Series A Redeemable Preferred Membership Units

The Series A Redeemable Preferred Membership Units in Legion (“Redeemable Preferred Stock” or “Shares”) will be offered to prospective investors on a best efforts basis through our Managing Broker Dealer. “Best efforts” means that our Managing Broker Dealer is not obligated to purchase any specific number or dollar amount of Shares but will use its best efforts to sell the Shares. Each share of Redeemable Preferred Stock will have an initial stated value of $1,000 per share (the “Stated Value”), subject to appropriate adjustment upon certain events such as recapitalizations, stock dividends, stock splits, stock combinations, and reclassifications, as set forth in the Certificate of Designation for the Redeemable Preferred Stock. The Shares will be offered and sold publicly at a price of $1,000 per share. The minimum investment amount of Series A Redeemable Preferred Stock is $10,000. The Shares will not be certificated. The Shares rank senior to any issued or unissued common stock or membership units of Finance with respect to payment of dividends and distribution of amounts upon our liquidation, dissolution or winding up, and structurally junior to our Series A Corporate Bonds. Holders of our Series A Redeemable Preferred Stock will have no voting rights.

Holders of Redeemable Preferred Stock are entitled to receive, when and as declared by our Board of Directors out of legally available funds, cumulative cash dividends on each share of Redeemable Preferred Stock at a per annum rate of 7.50% of the Stated Value of such share. Dividends are payable in monthly installments on the first day of each month (or the next following business day thereafter in the event such date is not a business day with no additional interest accruing). Dividends on each share of Redeemable Preferred Stock will begin accruing on, and will be cumulative from, the first day of the month following the month in which the subscription for the Shares was completed and accepted by Legion (the “date of issuance”) and regardless of whether our Board of Directors declares and pays such dividends.

	Per Share	Maximum Offering
Public Offering Price	1,000	20,000,000
Selling Commissions(1)	70	1,400,000
Additional Compensation (2)(3)	31.40	628,000
Proceeds, before expense, to us (4)	89.86	17,972,000

(1)	Selling commissions will equal 7.00% of aggregate gross proceeds of the sale of the Shares.

(2)	Additional compensation consists of (a) a Managing Broker Dealer fee of 1.25% of on the aggregate gross sales of the Shares, (b) a Managing Broker Dealer fee payable in connection with the engagement of each soliciting dealer or selling group member equal to up to 0.89% on the aggregate gross sales price of the Shares, (c) a non-accountable expense reimbursement of up to 0.50% of gross offering proceeds payable to Legion, and (d) an accountable expense allowance of 0.50% payable to Legion.

(3)	The table above does not include (a) $15,000 of legal fees and expenses incurred by the Managing Broker Dealer payable in two equal installments, and (b) an annual asset management fee (“Management Fee”) of 1.50% of gross offering proceeds payable to Legion for ongoing management services and expenses. We anticipate that we will pay the Management fee for the first year from offering proceeds, and we will pay the Management Fee for subsequent year(s) from cash from operations. There is no guarantee that we will be able to pay the Management Fee from cash from operations. In such event, we will use offering proceeds to pay the Management Fee for subsequent years, to the extent available.

(4)	The table above shows amounts payable if we sell the full $20,000,000 of Shares. Actual sales may vary and may decrease total selling commissions accordingly.

The offering price of the Bonds and Shares has been arbitrarily determined by the Company and bears no relationship to our assets, book value, potential earnings, net worth or any other recognized criteria of value

We intend to sell Bonds and Shares, respectively, either through Depository Trust Company, or “DTC,” settlement or through direct settlement (via subscription agreement) with the Company. See the section entitled “Subscription Procedures” for additional information.

We expect to commence the sale of the Bonds and Shares, respectively, as of the date on which the offering statement is re-qualified by the SEC. There is no minimum amount of Bonds or Shares, respectively, that must be sold before we can close this offering and use any proceeds. Because there is no minimum offering amount, funds raised may not be sufficient to complete the plans of the Company as set forth in “Use of Proceeds” in this Offering Circular. See “Plan of Distribution” and “Description of Capital” for a description of our capital stock.

THE BONDS AND SHARES OFFERED HEREBY ARE HIGHLY SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE “RISK FACTORS” FOR A DISCUSSION OF CERTAIN RISKS YOU SHOULD CONSIDER BEFORE PURCHASING ANY BONDS OR SHARES IN THIS OFFERING.

THIS OFFERING CIRCULAR IS NOT KNOWN TO CONTAIN AN UNTRUE STATEMENT OF A MATERIAL FACT, NOR TO OMIT MATERIAL FACTS WHICH IF OMITTED, WOULD MAKE THE STATEMENTS HEREIN MISLEADING. IT CONTAINS A FAIR SUMMARY OF THE MATERIAL TERMS OF DOCUMENTS PURPORTED TO BE SUMMARIZED HEREIN. HOWEVER, THIS IS A SUMMARY ONLY AND DOES NOT PURPORT TO BE COMPLETE. ACCORDINGLY, REFERENCE SHOULD BE MADE TO THE CERTIFICATION OF RIGHTS, PREFERENCES AND PRIVILEGES AND OTHER DOCUMENTS REFERRED TO HEREIN, COPIES OF WHICH ARE ATTACHED HERETO OR WILL BE SUPPLIED UPON REQUEST, FOR THE EXACT TERMS OF SUCH AGREEMENTS AND DOCUMENTS.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

This Offering Circular is following the offering circular format described in Part II (a)(1)(ii) of Form 1-A.

Offering Circular dated May 13, 2020

ITEM 2. TABLE OF CONTENTS

i

This summary highlights information contained elsewhere in this Offering Circular and is qualified in its entirety by the more detailed information and financial statements appearing elsewhere or incorporated by reference in this Offering Circular. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire Offering Circular carefully, including the “Risk Factors” section, our historical consolidated financial statements and the notes thereto, and unaudited pro forma financial information, each included elsewhere in this Offering Circular. Unless the context requires otherwise, references in this Offering Circular to “the Company,” “we,” “us” and “our” refer to Legion Capital Corporation.

SUMMARY

This summary highlights information contained elsewhere in this offering circular. This summary does not contain all of the information that you should consider before deciding whether to invest in the Bonds or Redeemable Preferred Stock. You should carefully read this entire offering circular, including the information under the heading “Risk Factors” and all information included in this offering circular.

Issuer. Legion is an Orlando, FL based holding company that operates in the areas of real estate and commercial lending, management, marketing, and other and related services. As a commercial real estate lender, Legion specializes in the acquisition, processing, underwriting, operational management and servicing of residential and commercial real estate debt instruments. Its senior management team has a combined 75 years of experience in real estate loan transactions, commercial banking, lending and analyses, regulatory compliance and real estate portfolio management. Legion has significant experience in the marketing and origination of project transactions in which to properly and efficiently evaluate suitable loans for our portfolio. Legion operates as a single segment business in multiple industries.

Legion was originally incorporated as GreenSky Corporation on August 7, 2015 in Delaware and merged with Legion, a Florida Corporation on January 15, 2016. The Company is a holding company with operating subsidiaries in the areas of commercial lending, real estate and real estate services, management and marketing.

Legion Finance, LLC (“Finance”), is a wholly owned subsidiary of the Company that was formed on December 19, 2019 to originate senior loans collateralized by residential and commercial real estate in the U.S. with a particular focus in the state of Florida. Finance is a single purpose entity and a wholly owned subsidiary of Legion, established for the sole purpose of originating, holding and managing the Loans. Finance will not have any other business purpose or operations other than to originate, hold and manage the Loans. Our business plan is to originate, acquire and manage commercial real estate loans and other commercial real estate-related debt instruments. While adopting a local-first philosophy for real estate lending opportunities, our management team brings over 75 years of combined executive management experience in real estate finance, underwriting, commercial banking, marketing, and strategic advising experience. Our management team intends to actively participate in the servicing and operational oversight of our assets rather than relinquish those responsibilities to a third party.

Our lending objective is to preserve and protect our capital while producing attractive risk-adjusted returns generated from current income on our portfolio.

Our principal executive offices are located at 301 Pine St E, suite 850, Orlando, FL 32801. For more information, please visit www.legioncapital.com. The information on, or otherwise accessible through this website does not constitute a part of this offering circular.

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. The Company has irrevocably elected to avail itself of this exemption from new or revised accounting standards, and, therefore, will not be subject to the same new or revised accounting standards as public companies that are not emerging growth companies.

We are an “emerging growth company”, as defined in the JOBS Act, and, for so long as we are an emerging growth company, are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to:

●	Not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	Not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditors’ report providing additional information about the audit and the financial statements;

●	Reduced disclosure obligations regarding executive compensation; and

●	Exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may remain an “emerging growth company” until as late as the fiscal year-end following the fifth anniversary of the completion of our IPO, though we may cease to be an emerging growth company earlier under certain circumstances, including if (a) we have more than $1.07 billion in annual revenue in any fiscal year, (b) the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 or (c) we issue more than $1.0 billion of non-convertible debt over a three-year period.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

Intellectual Property

We have applied for and received a service mark for our name, Legion and Legion Capital, and an associated logo. We have no other intellectual property.

REGULATION A+

We are offering our Bonds and Shares pursuant to recently adopted rules by the SEC mandated under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. These offering rules are often referred to as “Regulation A+.” We are relying upon “Tier 2” of Regulation A+, which allows us to offer of up to $50 million in a 12-month period.

In accordance with the requirements of Tier 2 of Regulation A+, we will be required to publicly file annual, semiannual, and current event reports with the SEC after the qualification of the offering statement of which this Offering Circular is a part.

THE OFFERING

The Bond Offering

Issuer	Legion Capital Corporation, a Florida Corporation

Securities Offered	Up to $40,000,000 aggregate principal amount of the Bonds with 1, 2, and 3 year maturity terms. Sales of the Bonds are limited by concurrent sales of Shares in this offering. Maximum offering amount of both securities combined equals $40,000,000, provided, that, of the $40,000,000 combined maximum amount available for sale, (i) the maximum amount of Shares that may be sold hereunder shall not exceed $20,000,000, and (ii) the gross aggregate proceeds received in this offering for the sale of the Shares and the Bonds with 3-year maturities shall not exceed $37,500,000. There is no minimum for any particular offering or product.

Interest Rate	1 Year: 4.50% per annum 2 Year: 5.75% per annum 3 Year: 6.50% per annum All interest computed on a 360-day year basis

Maturity	You may generally choose maturities for your Bonds of one, two, or three years. Nevertheless, depending on our capital requirements, we may not offer and sell Bonds of all maturities at all times during this offering.

Interest Payments	Interest payments will be payable monthly on the 1st of the month (or the next following business day thereafter in the event such date is not a business day with no additional interest accruing), following the first full month of an accepted subscription. Interest will accrue and be paid on a 360-day year basis.

Offering Price	$1,000 per Bond

Denomination	The minimum purchase amount is $10,000 per Bond term

Ranking	The Bonds will be senior secured obligations and will rank:

● pari passu with respect to payment on all other senior secured indebtedness, secured by the assets of Legion Finance, LLC, from time to time outstanding;

● senior in right of payment to our future indebtedness, if any, from time to time outstanding that is expressly subordinated to the Bonds;

● senior to all of our unsecured indebtedness to the extent of the value of the Bonds’ security interest in the collateral owned by Legion Finance, LLC.

Security	These Bonds are secured obligations of Legion and will be secured by a first lien on all assets of Finance to be created through use of the net proceeds of this offering.

Use of Proceeds	We estimate that the net proceeds we will receive from this Bond offering will be approximately $18,637,400 if the Bonds were sold in equal distributions between 1, 2, and 3-year terms. Actual sales may vary and will increase or decrease net proceeds accordingly based on varied total selling commissions. Net proceeds are estimated after deducting estimated Managing Broker Dealer Fees, selling commissions and payment of the Management Fee to the Company.

We plan to use substantially all of the net proceeds from this offering to originate and make secured real estate mortgage loans and acquire other senior secured real estate debt investments consistent with our lending strategies. We may also use a portion of the net proceeds to pay fees to the Company or its affiliates, for working capital and for other general corporate purposes. See “Use of Proceeds” for additional information.

Liquidity	This is a Tier 2, Regulation A offering where the offered securities will not be listed on a registered national securities exchange upon qualification. This offering is being conducted pursuant to an exemption from registration under Regulation A of the Securities Act of 1933, as amended. After qualification, we may apply for these qualified securities to be eligible for quotation on an alternative trading system or over the counter market, if we determine that such market is appropriate given the structure of the Bonds and our Company and our business objectives. There is no guarantee that the Bonds will be publicly listed or quoted or that a market will develop for them. Please review carefully “Risk Factors” for more information.

Redemption Upon Death, Disability, or Bankruptcy	Within 60 days of the death, total permanent disability or bankruptcy of a Bondholder who is a natural person, the estate of such Bondholder, such Bondholder, or legal representative of such Bondholder may request that we repurchase, in whole or in part and without penalty, the Bonds held by such Bondholder by delivering to us a written notice requesting such Bonds be redeemed. Any such request shall specify the particular event giving rise to the right of the holder or beneficial holder to have his or her Bonds redeemed. If a Bond held jointly by natural persons who are legally married, then such request may be made by (i) the surviving Bondholder upon the death of the spouse, or (ii) the disabled or bankrupt Bondholder (or a legal representative) upon total permanent disability or bankruptcy of the spouse. In the event a Bond is held together by two or more natural persons that are not legally married, neither of these persons shall have the right to request that the Company repurchase such Bond unless each Bondholder has been affected by such an event.

Upon receipt of redemption request in the event of death, total permanent disability or bankruptcy of a Bondholder, we will designate a date for the redemption of such Bonds, which date shall not be later than the 15th day of the month next following the month in which we receive facts or certifications establishing to the reasonable satisfaction of the Company supporting the right to be redeemed. On the designated date, we will redeem such Bonds at a price per Bond that is equal to all accrued and unpaid interest, to but not including the date on which the Bonds are redeemed plus the then outstanding principal amount of such Bond.

Call and Redemption Prior to Maturity	We may call and redeem the entire outstanding principal balance and accrued but unpaid interest of any or all of the Bonds at any time without penalty or premium. Bondholders will have no right to require us to redeem any Bond prior to maturity unless the request is due to death, bankruptcy or total permanent disability. “Total permanent disability” is defined as the determination by a physician, approved by us, that a holder of a Bond who is a natural person, and who was gainfully employed at the time of issuance of the Bond (or its renewal date), is unable to work on a full-time basis during a period of 24 consecutive months.

In our sole discretion, we may accommodate other requests to redeem any Bond in whole or in part prior to maturity. If we agree to redeem a Bond upon the request of a Bondholder (other than in connection with death, bankruptcy or total permanent disability), we may impose a redemption fee of 6% against the outstanding principal balance of the Bond redeemed, which fee will be subtracted from the amount paid.

Automatic Rollover	The Bonds will all automatically roll over or “renew” for successive periods on the identical terms to the original period, unless we call the Bond or the holder of such Bond(s) provides 60 days written notice to the Company, on forms and in such manner as established by the Company from time to time, of the intent of the holder to have the respective Bond not rollover to a successive period, and instead elects to have the Bond paid at original maturity in accordance with its terms. Such Notice shall be provided by certified or U.S. Mail, and postmarked at least 60 days prior to maturity of the Bond, to:

Legion Capital Corporation 301 E. Pine St. Ste. 850 Orlando, Fl. 32801 Attn: Investor Services

Default	In the event of a default in any obligations under the Bonds, we will have a 60 day cure period within which to cure such default prior to action being taken to enforce the provisions of the Bonds or otherwise against the Company.

Material Tax Considerations	You should consult your tax advisor concerning the U.S. federal income tax consequences of owning the Bonds considering your own specific situation, as well as consequences arising under the laws of any other taxing jurisdiction you may be subject to.

Risk Factors	An investment in the Bonds involves certain risks. You should carefully consider the risks above, as well as other risks described under “Risk Factors” in this offering circular before making an investment decision.

Method of Purchase	We intend to sell the Bonds through DTC settlement and through direct settlement with the Company. See “Subscription Procedures” for a description of this settlement method.

The Redeemable Preferred Stock Offering

Issuer	Legion Capital Corporation, a Florida Corporation.

Securities Offered	A maximum of $20,000,000 of Redeemable Preferred Stock in Legion, limited by concurrent sales of the Bonds. Maximum offering amount of both securities combined equals $40,000,000, provided, that, of the $40,000,000 combined maximum amount available for sale, (i) the maximum amount of Shares that may be sold hereunder shall not exceed $20,000,000, and (ii) the gross aggregate proceeds received in this offering for the sale of the Shares and the Bonds with 3-year maturities shall not exceed $37,500,000. The Company will not accept any subscriptions for sales in excess $37,500,000 for any combination of Shares and Bonds with 3-year maturities.

Offering Price	$1,000 per share

Denomination	The minimum purchase amount is $10,000 of Redeemable Preferred Stock

Dividends	Holders of Redeemable Preferred Stock are entitled to receive, when and as declared by our Board of Directors out of legally available funds, cumulative cash dividends on each share of Redeemable Preferred Stock at an annual rate of 7.50% of the Stated Value of such share.

Dividend Payments	Dividends are payable in monthly installments on the first day of each month (or the next following business day thereafter in the event such date is not a business day). Dividends on each share of Redeemable Preferred Stock will begin accruing on, and will be cumulative from, the first day of the month following the month in which the subscription for the Shares was completed and accepted by Legion (the “date of issuance”) and regardless of whether our Board of Directors declares and pays such dividends.

Voting Rights	The Redeemable Preferred Stock has no voting right.

Method of Purchase	We intend to sell the Series A Redeemable Preferred Stock through DTC settlement and through direct settlement with the Company. See “Subscription Procedures” for a description of this settlement method.

Ranking	The Redeemable Preferred Stock ranks senior to the common stock of the Company. The Redeemable Preferred Stock ranks structurally junior to the Corporate Bonds offered within this offering circular and any other senior indebtedness that the Company may issue from time to time. The Redeemable Preferred Stock will rank pari passu with any other Preferred Stock issued by the Company from time to time.

Stated Value	Each share of Redeemable Preferred Stock will have an initial “Stated Value” of $1,000, subject to appropriate adjustment upon certain events such as recapitalizations, stock dividends, stock splits, stock combinations, and reclassifications, as set forth in the Certificate of Designation for the Redeemable Preferred Stock.

Use of Proceeds	We estimate that the net proceeds we will receive from this Redeemable Preferred Stock offering will be approximately $17,822,000. Net proceeds are estimated after deducting selling commissions and fees payable to our Managing Broker Dealer and selling group members, and payment of the Management Fee to the Company. There is no aggregate minimum amount of Redeemable Preferred Stock that must be sold before we may access investor funds.

We plan to use substantially all of the net proceeds from this offering to originate and make secured real estate mortgage loans and acquire other senior secured real estate debt investments consistent with our investment strategies. We may also use a portion of the net proceeds to pay fees to our Company or its affiliates, for working capital and for other general working capital purposes. See “Use of Proceeds” for additional information.

Liquidity	This is a Tier 2, Regulation A offering where the offered securities will not be listed on a registered national securities exchange upon qualification. This offering is being conducted pursuant to an exemption from registration under Regulation A of the Securities Act of 1933, as amended. After qualification, we may apply for these qualified securities to be eligible for quotation on an alternative trading system or over the counter market, if we determine that such market is appropriate given the structure of the Redeemable Preferred Stock and our Company and our business objectives. There is no guarantee that the Redeemable Preferred Stock will be publicly listed or quoted or that a market will develop for the shares. Please review carefully “Risk Factors” for more information.

Redemption Upon Death, Disability, or Bankruptcy	Subject to certain restrictions and conditions, we will also redeem shares of Redeemable Preferred Stock of a holder who is a natural person (including an individual beneficial holder who holds our preferred shares through a custodian or nominee, such as a broker-dealer) upon his or her death, total disability or bankruptcy, within 60 days of our receipt of a written request from the holder or the holder’s estate at a redemption price equal to the Stated Value, plus accrued and unpaid dividends thereon. We will not be obligated in all cases to redeem shares of Redeemable Preferred Stock, whether upon a redemption request by a holder, at the option of the Company, or upon the death, total disability or bankruptcy of a holder. In particular, we will not redeem or repurchase any preferred shares if we are restricted by applicable law or our Certificate of Incorporation, as amended, from making such redemption or to the extent any such redemption would cause or constitute a default under any borrowing agreements to which we or any of our subsidiaries are a party or otherwise bound. In addition, we will have no obligation to redeem preferred shares upon a redemption request made by a holder if, in our sole discretion, we do not have sufficient funds available to fund that redemption.

Optional Redemption By The Company	After one year from the date of original issuance of shares of Redeemable Preferred Stock, we will have the right (but not the obligation) to call and redeem, without penalty or premium, such preferred shares at 100% of their stated value, plus any accrued but unpaid dividends thereon.

Redemption Request at the Option of a Holder	During the period beginning on the date of original issuance, holders of Series A Redeemable Preferred Stock will have the right to request that the Company redeem such shares at a redemption price equal to the Stated Value of such redeemed shares, plus any accrued but unpaid dividends thereon, less the applicable redemption fee (if any). As a percentage of the aggregate redemption price of a holder’s shares to be redeemed, the redemption fee shall be:

● 12% of the redemption amount if requested and granted during the first 12 months following the original issue of such shares

● 10% of the redemption amount if the redemption is requested and granted after the first anniversary and before the second anniversary of the original issuance of such shares.

● 8% of the redemption amount if the redemption is requested and granted after the second anniversary and before the third anniversary of the original issuance of such shares.

● 5% of the redemption amount if the redemption is requested and granted after the third anniversary and before the fourth anniversary of the original issuance of such shares.

Beginning four years from the date of original issuance of such Shares, no redemption fee shall be subtracted from the redemption price.

We will not be obligated in all cases to redeem shares of Redeemable Preferred Stock, whether upon a redemption request by a holder, at the option of the Company, or upon the death, total disability or bankruptcy of a holder. In particular, we will not redeem or repurchase any preferred shares if we are restricted by applicable law or our Certificate of Incorporation, as amended, from making such redemption or to the extent any such redemption would cause or constitute a default under any borrowing agreements to which we or any of our subsidiaries are a party or otherwise bound. In addition, we will have no obligation to redeem preferred shares upon a redemption request made by a holder if, in our sole discretion, we do not have sufficient funds available to fund that redemption.

Profit Participation Payment	Holders of Redeemable Preferred Stock are eligible to receive an annual profit participation payment (“Profit Participation Payment”) in an amount between 0% and 6% of the annually audited net income (“Profit”) of the Company subsidiary Finance. Holders will have no rights to participate in other profits of Legion or its affiliates or subsidiaries, only on those profits generated by the particular Loans made by the proceeds of this Offering, specifically held and managed in Finance. This Profit Participation Payment will be payable annually on or before April 15th only to current Redeemable Preferred Stockholders of record that have owned their Shares for a minimum of 9 months prior to April 15th (the “Measuring Period). This profit participation shall be allocated and paid on a pro-rata basis as determined by:

(i) The pro-rata percentage of dollar amount ownership of each individual Holder measured in relation to the total group (based on dollar amount) of Redeemable Preferred Stockholders of record during the Measuring Period; and

(ii) As further pro-rated and measured by the total dollar amount of Redeemable Preferred Stock held during any Measuring Period on a sliding scale ranging from $0 to $20,000,000.

The Profit Participation Payment will be anywhere from 0% of the Profit if $0 of Redeemable Preferred Stock is owned during the Measuring Period to as much as 6% of the Profit if $20 million of Redeemable Preferred Stock is owned during the Measuring Period, with the actual percentage being tied to the actual dollar amount of Redeemable Preferred Stock held in relation to the actual dollar amount of Bonds held during the Measuring Period.

Material Tax Considerations	You should consult your tax advisor concerning the U.S. federal income tax consequences of owning the Redeemable Preferred Stock considering your own specific situation, as well as consequences arising under the laws of any other taxing jurisdiction you may be subject to.

Risk Factors	An investment in the Redeemable Preferred Stock involves certain risks. You should carefully consider the risks above, as well as other risks described under “Risk Factors” in this offering circular before making an investment decision.

RISK FACTORS

Investing in our Bonds and Shares involves a high degree of risk. You should carefully consider each of the following risks, together with all other information set forth or incorporated by reference in this Offering Circular, including, but not limited to, the consolidated financial statements and the related notes, before making a decision to buy our securities. If any of the following risks actually occurs, our business could be harmed.

RISK FACTORS REGARDING OUR COMPANY AND BUSINESS

Investments in small businesses and start-up companies are often risky.

Small businesses may depend heavily upon a single customer, supplier, or employee whose departure would seriously damage the company’s profitability. The demand for the Company’s product may be seasonal or be impacted by the overall economy, or the company could face other risks that are specific to its industry or type of business. The Company may also have a hard time competing against larger companies who can negotiate for better prices from suppliers, produce goods and services on a large scale more economically, or take advantage of bigger marketing budgets. Furthermore, a small business could face risks from lawsuits, governmental regulations, and other potential impediments to growth.

The Company has limited operating history.

The Company is still in an early phase and is just beginning to implement its business plan. There can be no assurance that it will ever operate profitably. The likelihood of its success should be considered in light of the problems, expenses, difficulties, complications and delays usually encountered by companies in their early stages of development, with low barriers to entry. The Company may not be successful in attaining the objectives necessary for it to overcome these risks and uncertainties.

The Company may need additional capital, which may not be available.

The Company may require funds in excess of its existing cash resources to fund operating deficits, develop new products or services, establish and expand its marketing capabilities, and finance general and administrative activities. Due to market conditions at the time the Company may need additional funding, or due to its financial condition at that time, it is possible that the Company will be unable to obtain additional funding as and when it needs it. If the Company is unable to obtain additional funding, it may not be able to repay debts when they are due and payable. If the Company is able to obtain capital it may be on unfavorable terms or terms which excessively dilute then-existing equity holders. If the Company is unable to obtain additional funding as and when needed, it could be forced to delay its development, marketing and expansion efforts and, if it continues to experience losses, potentially cease operations.

The Company’s management has broad discretion in how the Company use the net proceeds of an offering.

The Company’s management will have considerable discretion over the use of proceeds from their offering. You may not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.

The Company may not be able to manage its potential growth.

For the Company to succeed, it needs to experience significant expansion. There can be no assurance that it will achieve this expansion. This expansion, if accomplished, may place a significant strain on the Company’s management, operational and financial resources. To manage any material growth, the Company will be required to implement operational and financial systems, procedures and controls. It also will be required to expand its finance, administrative and operations staff. There can be no assurance that the Company’s current and planned personnel, systems, procedures and controls will be adequate to support its future operations at any increased level. The Company’s failure to manage growth effectively could have a material adverse effect on its business, results of operations and financial condition.

The Company faces significant competition.

The Company faces competition from other companies, some of which might have received more funding than the Company has. One or more of the Company’s competitors could offer services similar to those offered by the Company at significantly lower prices, which would cause downward pressure on the prices the Company would be able to charge for its services. If the Company is not able to charge the prices it anticipates charging for its services, there may be a material adverse effect on the Company’s results of operations and financial condition. In addition, while the Company believes it is well-positioned to be the market leader in its industry, the emergence of one of its existing or future competitors as a market leader may limit the Company’s ability to achieve national brand recognition, which could also have a material adverse effect on the Company’s results of operations and financial condition.

The Company’s growth relies on market acceptance.

While the Company believes that there will be significant customer demand for its products/services, there is no assurance that there will be broad market acceptance of the Company’s offerings. There also may not be broad market acceptance of the Company’s offerings if its competitors offer products/services which are preferred by prospective customers. In such event, there may be a material adverse effect on the Company’s results of operations and financial condition, and the Company may not be able to achieve its goals.

The Company may be unable to repay the debt raised through this offering or redeem the Preferred Shares if an investor desires to be redeemed.

As a new company, with limited track record, the Company may face many challenges in gaining market share and achieving sustainable revenues and profitability as a company. As a result, the Company may be unable to repay the money raised through this debt offering, and that could result in a loss of principal to the noteholders. Additionally, the Company may not have the available cash, if and when needed, to redeem any of the Preferred Shares at such time as an investor or investors may desire or request redemption thereof. In such case, the result would be that investors may have their investment funds tied up longer than desired or expected as there is no market for the resale of such investments, and as a result, investors could suffer significant loss of return on investment or principal.

Our bonds have an automatic rollover provision and such provision is affected by federal securities laws.

The automatic rollover provision of our bonds must comply with federal securities laws. All offers of securities associated with such rollover provisions must registered with the Securities and Exchange Commission or must be made under applicable exemptions from registration under federal law.

The Company’s founders, directors and executive officers own or control a majority of the Company.

Additionally, the holdings of the Company’s directors and executive officers may increase in the future upon vesting or other maturation of exercise rights under any of the options or warrants they may hold or in the future be granted or if they otherwise acquire additional interest in the Company. The interests of such persons may differ from the interests of the Company’s other stockholders, including purchasers of securities in the offering. As a result, in addition to their board seats and offices, such persons will have significant influence over and control all corporate actions requiring stockholder approval, irrespective of how the Company’s other stockholders, including purchasers in the offering, may vote, including the following actions:

1.	to elect or defeat the election of the Company’s directors;

2.	to amend or prevent amendment of the Company’s Certificate of Incorporation or By-laws;

3.	to effect or prevent a merger, sale of assets or other corporate transaction; and

4.	to control the outcome of any other matter submitted to the Company’s stockholders for vote.

Such persons’ ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could reduce the Company’s stock price or prevent the Company’s stockholders from realizing a premium over the Company’s stock price.

We must manage our portfolio so that we do not become an investment company that is subject to regulation under the Investment Company Act.

We conduct our operations so that we avail ourselves of any and all applicable statutory exclusions of the Investment Company Act of 1940. Because registration as an investment company would significantly affect our ability to engage in certain transactions or be structured in the manner we currently are, we intend to conduct our business so that we will continue to satisfy the requirements to avoid regulation as an investment company. If we do not meet these requirements, we could be forced to alter our investment portfolio by selling or otherwise disposing of a substantial portion of the assets that do not satisfy the applicable requirements or by acquiring a significant position in assets that are qualifying interests. Any such investments may not represent an optimum use of capital when compared to the available investments we and our subsidiaries target pursuant to our investment strategy and present additional risks to us. We continue to analyze our investments and may make certain investments when and if required for compliance purposes. Altering our portfolio in this manner may have an adverse effect on our investments if we are forced to dispose of or acquired assets in an unfavorable market.

If it were established that we were an unregistered investment company, there would be a risk that we would be subject to monetary penalties and injunctive relief in an action brought by the SEC, that we would be unable to enforce contracts with third parties, that third parties could seek to obtain rescission of transactions undertaken during the period it was established that we were an unregistered investment company. In order to comply with provisions that allow us to avoid the consequences of registration under the Investment Company Act, we may need to forego otherwise attractive opportunities and limit the manner in which we conduct our operations. Therefore, compliance with the requirements of the Investment Company Act may hinder our ability to operate solely on the basis of maximizing profits.

Rapid changes in the values of our other real estate-related investments may make it more difficult for us to maintain our exclusion from regulation under the Investment Company Act.

If the market value or income potential of real estate-related investments declines, we may need to alter the mix of our portfolio of assets in order to maintain our exclusion from the Investment Company Act regulation. If the decline in real estate asset values and/or income occurs quickly, this may be especially difficult to accomplish. This difficulty may be exacerbated by the illiquid nature of any non-qualifying assets that we may own. We may have to make investment decisions that we otherwise would not make absent the Investment Company Act considerations.

Rapid changes in the values of our other real estate-related investments may make it more difficult for us to maintain our exclusion from regulation under the Investment Company Act.

If the market value or income potential of real estate-related investments declines, we may need to alter the mix of our portfolio of assets in order to maintain our exclusion from the Investment Company Act regulation. If the decline in real estate asset values and/or income occurs quickly, this may be especially difficult to accomplish. This difficulty may be exacerbated by the illiquid nature of any non-qualifying assets that we may own. We may have to make investment decisions that we otherwise would not make absent the Investment Company Act considerations.

Our business depends heavily on our officers and directors.

Our future ability to execute our business plan depends upon the continued service of our CEO Jim Byrd, our President Paul Carrazzone and our CMO Shane Hackett. If we lost the services of one or more of our key personnel, or if one or more of our executive officers or employees joined a competitor or otherwise competed with us, our business may be adversely affected. We cannot assure that we will be able to retain or replace our key personnel.

If we are unable to retain the members of our management team or attract and retain qualified management team members in the future, our business and growth could suffer.

Our success and future growth depend, to a significant degree, on the continued contributions of the members of our management team. Each member of our management team is an at-will employee and may voluntarily terminate his or her employment with us at any time with minimal notice. We also may need to hire additional management team members to adequately manage our growing business. We may not be able to retain or identify and attract additional qualified management team members. Qualified individuals are in high demand, and we may incur significant costs to attract and retain them. If we lose the services of any member of our management team or if we are unable to attract and retain additional qualified senior management teams, our business and growth could suffer.

Our operating results may continue to be adversely affected as a result of unfavorable market, economic, social and political conditions.

An unstable global economic, social and political environment may have a negative impact on demand for our services, our business and our operations, including the U.S. economic environment. The economic, social and political environment has or may negatively impact, among other things:

●	current and future demand for our services;

●	price competition for our products and services;

Our results of operations may be negatively impacted by the coronavirus outbreak.

In December 2019, the 2019 novel coronavirus surfaced in Wuhan, China. The World Health Organization declared a global emergency on January 30, 2020, with respect to the outbreak and several countries, including the United States, Japan and Australia have initiated travel restrictions to and from China, Korea and Europe. The impacts of the outbreak are unknown and rapidly evolving. On March 11, 2020, the World Health Organization declared this to be a pandemic.

A widespread health crisis could adversely affect the global economy, resulting in an economic downturn that could impact demand for our services.

To date, the pandemic has had a limited material adverse impact on our operations. However, the future impact of the outbreak is highly uncertain and cannot be predicted and there is no assurance that the pandemic will not have a material adverse impact on the future results of the Company. The extent of the impact, if any, will depend on future developments, including actions taken to contain the coronavirus.

RISKS RELATED TO REAL ESTATE AND OTHER BUSINESS LOANS AND PROPERTY OWNERSHIP

Real estate valuation is inherently subjective and uncertain.

We are heavily involved in the real estate development and ownership industry. The valuation of real estate and therefore the valuation of any collateral underlying our loans is inherently subjective due to, among other factors, the individual nature of each property, its location, the expected future rental revenues from that particular property and the valuation methodology adopted. In addition, where we invest in loans for renovation or improvement projects, initial valuations will assume completion of the project. As a result, the valuations of the real estate assets against which we will make or acquire loans are subject to a large degree of uncertainty and are made on the basis of assumptions and methodologies that may not prove to be accurate, particularly in periods of volatility, low transaction flow or restricted debt availability in the commercial or residential real estate markets. This is true regardless of whether we internally perform such valuation or hire a third party to do so.

Our loans and investments may be concentrated in terms of geography, asset types, and teams.

We are not required to observe specific diversification criteria. Therefore, our investments may be concentrated in certain property types that may be subject to higher risk of default or foreclosure or secured by properties concentrated in a limited number of geographic locations.

To the extent that our assets are concentrated in any one region or type of asset, downturns generally relating to such type of asset or region may result in defaults on a number of our investments within a short time period, which could adversely affect our results of operations and financial condition. In addition, because of asset concentrations, even modest changes in the value of the underlying real estate assets could have a significant impact on the value of our investment. As a result of any high levels of concentration, any adverse economic, political or other conditions that disproportionately affects those geographic areas or asset classes could have a magnified adverse effect on our results of operations and financial condition, and the value of our stockholders’ investments could vary more widely than if we invested in a more diverse portfolio of loans.

Insurance on loans and real estate collateral may not cover all losses.

There are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods, hurricanes, terrorism or acts of war, which may be uninsurable or not economically insurable. Inflation, changes in building codes and ordinances, environmental considerations and other factors also might result in insurance proceeds insufficient to repair or replace a property if it is damaged or destroyed. Under these circumstances, the insurance proceeds received with respect to a property relating to one of our investments might not be adequate to restore our economic position with respect to our investment. Any uninsured loss could result in the corresponding nonperformance of or loss on our investment related to such property.

The impact of any future terrorist attacks and the availability of affordable terrorism insurance expose us to certain risks.

Terrorist attacks, the anticipation of any such attacks, and the consequences of any military or other response by the U.S. and its allies may have an adverse impact on the U.S. financial markets and the economy in general. We cannot predict the severity of the effect that any such future events would have on the U.S. financial markets, the economy or our business. Any future terrorist attacks could adversely affect the credit quality of some of our loans and investments. Some of our loans and investments will be more susceptible to such adverse effects than others, particularly those secured by properties in major cities or properties that are prominent landmarks or public attractions. We may suffer losses as a result of the adverse impact of any future terrorist attacks and these losses may adversely impact our results of operations.

In addition, the enactment of the Terrorism Risk Insurance Act of 2002, or TRIA, and the subsequent enactment of the Terrorism Risk Insurance Program Reauthorization Act of 2015, which extended TRIA through the end of 2020, requires insurers to make terrorism insurance available under their property and casualty insurance policies and provides federal compensation to insurers for insured losses. However, this legislation does not regulate the pricing of such insurance and there is no assurance that this legislation will be extended beyond 2020. The absence of affordable insurance coverage may adversely affect the general real estate lending market, lending volume and the market’s overall liquidity and may reduce the number of suitable investment opportunities available to us and the pace at which we are able to make investments. If the properties that we invest in are unable to obtain affordable insurance coverage, the value of those investments could decline and in the event of an uninsured loss, we could lose all or a portion of our investment.

We may need to foreclose on certain of the loans we originate or acquire, which could result in losses that harm our results of operations and financial condition.

We may find it necessary or desirable to foreclose on certain of the loans we originate or acquire, and the foreclosure process may be lengthy and expensive. If we foreclose on an asset, we may take title to the property securing that asset, and if we do not or cannot sell the property, we would then come to own and operate it as “real estate owned.” Owning and operating real property involves risks that are different (and in many ways more significant) than the risks faced in owning an asset secured by that property. In addition, we may end up owning a property that we would not otherwise have decided to acquire directly at the price of our original investment or at all, and the liquidation proceeds upon sale of the underlying real estate may not be sufficient to recover our cost basis in the loan, resulting in a loss to us.

Whether or not we have participated in the negotiation of the terms of any such loans, we cannot assure you as to the adequacy of the protection of the terms of the applicable loan, including the validity or enforceability of the loan and the maintenance of the anticipated priority and perfection of the applicable security interests. Furthermore, claims may be asserted by lenders or borrowers that might interfere with enforcement of our rights. Borrowers may resist foreclosure actions by asserting numerous claims, counterclaims and defenses against us, including, without limitation, lender liability claims and defenses, even when the assertions may have no basis in fact, in an effort to prolong the foreclosure action and seek to force the lender into a modification of the loan or a favorable buy-out of the borrower’s position in the loan. In some states, foreclosure actions can take several years or more to litigate. At any time prior to or during the foreclosure proceedings, the borrower may file for bankruptcy, which would have the effect of staying the foreclosure actions and further delaying the foreclosure process and could potentially result in a reduction or discharge of a borrower’s debt. Foreclosure may create a negative public perception of the related property, resulting in a diminution of its value. Even if we are successful in foreclosing on a loan, the liquidation proceeds upon sale of the underlying real estate may not be sufficient to recover our cost basis in the loan, resulting in a loss to us. Furthermore, any costs or delays involved in the foreclosure of the loan or a liquidation of the underlying property will further reduce the net sale proceeds and, therefore, increase any such losses to us.

The properties underlying our loans and investments may be subject to unknown liabilities, including environmental liabilities, that could affect the value of these properties and as a result, our investments.

Collateral properties underlying our investments may be subject to unknown or unquantifiable liabilities that may adversely affect the value of our investments. Such defects or deficiencies may include title defects, title disputes, liens, servitudes or other encumbrances on the mortgaged properties. The discovery of such unknown defects, deficiencies and liabilities could affect the ability of our borrowers to make payments to us or could affect our ability to foreclose and sell the underlying properties, which could adversely affect our results of operations and financial condition.

Furthermore, to the extent we foreclose on properties with respect to which we have extended loans, we may be subject to environmental liabilities arising from such foreclosed properties. Under various U.S. federal, state and local laws, an owner or operator of real property may become liable for the costs of removal of certain hazardous substances released on its property. These laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances.

If we foreclose on any properties underlying our investments, the presence of hazardous substances on a property may adversely affect our ability to sell the property and we may incur substantial remediation costs, therefore the discovery of material environmental liabilities attached to such properties could adversely affect our results of operations and financial condition.

We may be subject to lender liability claims, and if we are held liable under such claims, we could be subject to losses.

In recent years, a number of judicial decisions have upheld the right of borrowers to sue lending institutions on the basis of various evolving legal theories, collectively termed “lender liability.” Generally, lender liability is founded on the premise that a lender has either violated a duty, whether implied or contractual, of good faith and fair dealing owed to the borrower or has assumed a degree of control over the borrower resulting in the creation of a fiduciary duty owed to the borrower or its other creditors or stockholders. We cannot assure prospective investors that such claims will not arise or that we will not be subject to significant liability if a claim of this type did arise.

Investments in non-conforming and non-investment grade rated loans involve increased risk of loss.

Many of our loans and investments may not conform to conventional loan standards applied by traditional lenders and either will not be rated (as is typically the case for private loans) or will be rated as non-investment grade by the rating agencies. Private loans often are not rated by credit rating agencies. Non-investment grade ratings typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers’ credit history, the underlying properties’ cash flow or other factors. As a result, these investments should be expected to have a higher risk of default and loss than investment-grade rated assets. Any loss we incur may be significant and may adversely affect our results of operations and financial condition. There are no limits on the percentage of unrated or non-investment grade rated assets we may hold in our investment portfolio.

OTHER RISKS RELATED TO OUR LOANS

Appraisals. In many cases, prior to initiating a mortgage, the Company will perform or require an appraisal of the subject property securing the mortgage on an “as improved basis” to account for the anticipated increase in value from the borrower’s proposed improvement program (or if no such program is contemplated, then on an “existing as-built basis”). Any real estate appraisal is, at best, a reasoned guess as to the market value of the subject real property as of the date of the appraisal and/or as of the date of the anticipated improvements. There is always a risk that scheduled improvements will not be completed, or that if cost overruns occur that completion will be at a greater cost and possibly subject to lien rights in favor of the persons performing such services, which could be superior to the Company’s mortgage rights. Property values fluctuate based upon a variety of economic factors and market conditions. Accordingly, the Company will operate absent any assurance that the estimated values shown within the appraisals upon which it is relying are accurate, or that they will remain accurate over the term of the mortgage. The Company may, in certain circumstances, elect to forego the conducting of an appraisal which may provide less comfort than if an appraisal is in place.

Loan to Value. The Company has a guideline to not advance in excess of 60% of loan to orderly liquidation value of the collateral. While this is a guideline, it is not a hard and fast rule and the Company may elect to make advances in excess of this amount in its sole discretion based upon the facts and circumstances related to a proposed loan. As a general rule, the greater the amount of monies advanced relative to the underlying value of a property, the greater the risk of loss should there be a need to liquidate the asset to satisfy the obligation. In addition, as this guideline is a based upon as rehabilitated value, the actual underlying value of a collateral at the time of closing of a Loan may be less than 60% of the Loan, and the enhancement of value is at risk based upon the ability of the owner of the property to rehabilitate or construct the property on budget, on time and in accordance with the plans and specifications of the improvement. This increases the risk of loss if the improvement is not affected in a timely manner, within budget and to specifications.

Balloon Payments. Most, if not all, of the mortgages the Company initiates will contain provisions that require the borrower to pay a “balloon” payment on a certain date. A balloon payment is a scheduled loan installment that more commonly represents the full amount of the outstanding debt owed at that time. In the event a borrower misses a balloon payment, is unable to procure a refinance and is additionally unable to sell the Property in a timely fashion, the Company must either exceed the term of the mortgage or foreclose on the Property. Given the current limited availability of financing in the market, typical sources of commercial financing are not as readily available as they were prior to 2008. Accordingly, borrowers may not be able to sell or refinance properties which may prolong the commitment of the Company to a mortgage and ultimately jeopardize the Investors’ capital and/or returns. In addition, as certain of the Properties may not be leased (for example, development properties or residences that are vacant during the improvement period), the Company may be forced to continue to financing holding costs until the Properties can be disposed.

Borrower Bankruptcy. In the event a petition under the Bankruptcy Code is filed by or against a borrower who is indebted to the Company, the Company will be prohibited from taking any action to collect or foreclose on its collateral until authorized to do so by the applicable bankruptcy court. Even though, as secured creditors, the Company will be entitled to seek, and may be awarded, relief from such a stay, there can be no assurances that such a relief will be obtained or that there will not be a substantial delay in obtaining relief from the automatic stay. In any event, the inability of the Company to foreclose promptly upon collateral held by the Company may have a material adverse effect on the Company, more specifically, on the Investors’ capital accounts and ultimate returns.

Concentration of Credit Risk. The Company may initiate multiple loans with common or affiliated borrowers subject to the lending guidelines outlined in this document. In this event, these could be increased risk to the Company and the Investors’ capital I the event of borrower insolvency.

Risk of Second Mortgage Loans. Although the Company anticipates that most of its Loans will be first mortgage loans, it is authorized to make second mortgage loans as well based upon circumstances the Company deems appropriate, and second mortgage loans advances may exceed the amount advanced and secured by first mortgage loans. There is much greater risk to second mortgage loans than first mortgage loans, inasmuch as if there is a default under the first mortgage loan, should the senior lender initiate foreclosure proceedings, in order to avoid loss of its secured loan position, the second mortgage lender may be forced to pay off the first mortgage loan in full. The value of the Property may be less than the first mortgage loan (as may be evidenced by circumstances triggering the default on the senior mortgage), which could result in loss not only of the equity of the Company in a second mortgage loan, but also possible loss of any monies it may pay to pay off the first mortgage loan. Even in the event that there is sufficient equity in a Property to exceed a first mortgage loan, the Company may lack the cash necessary to preserve its equity in its second mortgage position, or there may be insufficient liquidity generally in the marketplace to permit a sale of the Property in a manner which would enable the Company to recoup its investment in a second mortgage loan.

Commercial Borrower Default. The timely repayment of commercial mortgage loans is typically dependent upon the successful operation of the borrower’s business other than on the liquidation value of the underlying real property. However, the Company’s underwriting criteria for initiating mortgages secured by real estate used for commercial purposes (examples would include nursing homes, restaurants and convenience stores) will typically consider the liquidation value of the underlying real property collateral, absent the existing business as a going concern.

Delays in effecting development and improvement of properties could adversely impact investor returns. The business plan of the Company assumes rapid deployment by borrowers of available funds following acceptance from subscribers as well as following sale of Properties (through reinvestment in new Loans secured by Properties). Failure to timely locate suitable Loans for investment or delays in closing on such opportunities will adversely impact operations of the Company. In addition, the cycle from acquisition through disposition is contingent in large part upon rapid refurbishment of the Properties to sale ready condition by borrowers. Delays in refurbishment timing due to unavailability of contractors and/or scope of refurbishment being greater than budgeted, could adversely impact velocity of sale of Properties and returns to the Company.

The Company will incur obligations to the Company and others which must be paid irrespective of the success of the Loans. The Company will incur obligations in connection with the funding of Loans, the improvement and refurbishment process and the administration of the mortgages, which will be payable irrespective of whether the Properties can be acquired, refurbished and sold at a profit. This could result in losses being incurred by the Company although the Company and its affiliates are being compensated.

Investment in properties may be adversely affected by legislative, regulatory, administrative, and enforcement action at the local, state and national levels. The borrowers’ cost of operation of real estate investments may be adversely affected by legislative, regulatory, administrative and enforcement action at the local, state and national levels in the areas, among others, of housing and environmental controls. In addition to possible increasingly restrictive zoning regulations and related land use controls, such restrictions may relate to air and water quality standards, noise pollution, and indirect environmental impacts, such as increased motor vehicle activity. There can be no assurances that the prior or subsequent use of the Properties will not create environmental problems. Various federal, state and local laws impose liability for releases of hazardous substances into the environment. Examples of hazardous substances include asbestos, solvents, petroleum, polychlorinated biphenyls (PCBs) and pesticides. Releases may occur due to leaks, spills, emissions, escapes and groundwater injection. Liability under the various environmental laws generally is strict, joint and several between all persons responsible for any part of a release, including the property owner, who could be held responsible for a hazardous substance even after it is removed from his property. Under such environmental laws, current or former owners of real estate which can include the Company, should it foreclose on any Properties, as well as certain other categories of parties, may also be required to investigate and clean up hazardous or toxic substances and may be held liable to a governmental entity or to third-parties for property damage and for investigation and clean-up costs incurred by such parties in connection with the contamination. Accordingly, the borrowers (or the Company should it acquire fee title to a Property) could incur liability under the various environmental laws if a release has occurred or were to occur on Properties and such liability could be significant. In addition, a release of hazardous substances at any of the Properties could adversely affect its value and marketability. There can be no assurance that the borrowers (or the Company should it acquire fee title to a Property) will have the funds necessary to effect any required environmental remediation or to pay any liability related to a violation of any environmental laws, both of which could have a material adverse effect on the financial condition of the Company. Environmental regulations may also have an adverse impact on the availability and price of certain raw materials, such as lumber.

Delays in obtaining necessary permits or favorable building code inspections may delay development or improvement and impact the properties and the mortgages. Delays in obtaining, or the inability to obtain, permits or favorable building code inspections necessary under applicable federal, state, or local laws may delay the purchase, improvement, or resales of Properties or prevent their purchase, acquisition or disposition, thereby affecting proceeds to be received from the Company on the mortgages.

Construction and Rehabilitation Loans. Construction and improvement loans are inherently riskier that loans on existing structures and land. Invariably construction and improvement budgets are either unrealistic or unforeseen variables arise prolonging the development and increasing the costs. While funding may implement procedures to manage construction funding loans, there can be no certainty that the Company will not suffer losses on construction loans. In addition, if a builder fails to complete a project, the Company may use its contracts and expertise to complete the project, which will likely result in a substantial increase in costs in excess of the original budget and delays in completion of project. In the event the Company suffers substantial borrower defaults, or is unable to obtain new funds from Investors, the Company may be unable to fund a performing Construction Loan. In this case, a borrower may have a claim against the Company for breach of loan agreement.

Environmental Concerns. The real property securing mortgages initiated by the Company may be subject to the Federal Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), or other federal, state or local regulations pertaining to the management and disposal of hazardous substances. Pursuant to these regulations, a contamination can give rise to a lien against the subject real property for the purposes of assuring payment of the cost of clean-up. In some states, such liens have priority over existing mortgages. Consequently, in the event the Company initiates a mortgage secured by a contaminated property, or in the event the borrower contaminates the property, this could indirectly result in liability to the Company for the cost of the clean-up. The Company will be relying upon contractual representations from the borrower as to environmental conditions, but is not expected to have independent environmental assessments made on the Properties, which could result in risk to the Company to the effect such representations prove inaccurate and/or the borrower is unable to cost effectively remediate the applicable environmental condition.

Geographic Concentration. The Company expects to concentrate its investments in mortgages secured by real property situated in Florida and the southeast. Real estate markets and values in these states may be subject to risks uniquely characteristic of each local economy. Consequently, dramatic recessionary influences affecting these local economies could adversely affect borrower incomes and/or real property values, potentially encumbering the Company’s ability to collect on the mortgages it owns in that area. Furthermore, a widespread natural disaster (such as an earthquake, flood, or volcanic eruption) could simultaneously damage the real properties securing the various mortgages the Company owns in that area, potentially encumbering the Company’s ability to collect on its mortgages.

Governmental Regulation. Decisions of federal, state and local authorities may affect the value of the real properties serving as security for mortgages initiated (examples of such decisions would include zoning changes, moratoriums, condemnations for public roadways, changes in municipal boundaries, or changes in land use plans).

Higher Than Normal Risk of Borrower Default. Borrowers and purchasers who are obligated under the types of mortgages the Company initiates are sometimes persons who do not qualify for conventional bank financing or who would generally be regarded to be higher risk borrowers. Consequently, conventional mortgage banking philosophy dictates that these borrowers are more likely to default on the repayment of their obligations. In the current economic and lending market, if a borrower defaults it will likely take longer for the Company to find a buyer of a foreclosed property due to the decline in the number of lenders willing to make real estate loans and the increased eligibility standards for borrowers. This in turn would have an impact on Investor returns.

Insurance and Casualty Loss. It is the policy of the Company to require fire and/or casualty insurance on property improvements that would be sufficient, together with the value of the underlying land, to pay off all obligations, including the subject mortgage. There are certain disasters, however, for which no insurance is available or for which insurance may be deemed to be too expensive (examples would include flood and earthquake insurance). Furthermore, the Company has no control over the borrower’s actions or the state of the property that might reduce available coverage, call for economically prohibitive premiums, or otherwise render the subject real property uninsurable. In addition, should insurance coverage lapse due to premiums not paid by the borrower, or should a policy be cancelled for other reasons, the Company may not be protected unless substitute or new insurance is in force. In this event, the Company may be required to pay the premiums to maintain such insurance. This could in turn have a negative impact on Investor returns.

Limited or Inaccurate Borrower Information. There can be no assurance that the information provided to the Company will contain all relevant facts about a borrower or that the information will be accurate. Although it will be the Company’s policy to independently obtain a credit report and certain other relevant information relating to each borrower, the Company will not always be able to obtain accurate credit information or to independently verify the information supplied to it by third party providers.

Non-Judicial Foreclosures. In the event of a default, the Company will generally file non-judicial foreclosure proceedings against the borrower(s). Non-judicial foreclosure proceedings, which are substantially more expeditious than judicial proceedings, generally prohibit the Company from obtaining a deficiency judgment against the borrower(s), in the event the net proceeds from the sale of the subject real property securing the defaulted mortgage is less than the full amount owed to the Company.

Property Taxes and Other Governmental Assessments. Mortgages secured by real property are subject and subordinate to liens for unpaid real property taxes and, in some cases, to levies from local improvement districts (examples would include assessments for local road improvements or for the construction of local sewer facilities). Consequently, the Company may be liable for unpaid property taxes and governmental assessments in the event of a default. This in turn could have a negative impact on Investor returns.

Reduced Underwriting Standards. The Company has less stringent underwriting standards as compared to those of the Federal National Mortgage Association (“FNMA”) or the Federal Home Loan Mortgage Corporation (“FHLMC”) with respect to newly originated single-family loans and those of institutional lenders with respect to newly originated commercial mortgage loans. Therefore, necessarily the risk of default on loans made by the Company could be meaningfully higher than those acceptable per FNMA and FHLMC underwriting standards.

Value of Security Dependent upon Property Value. There is no guarantee that the Company will recover the full amount owed to the Company on each and every mortgage (including accrued interest, late charges, etc.). In the event of a default, even though the Company may have received an accurate appraisal of the subject real property as of the date of the Company’s initiation of the subject mortgage, events subsequent to the date of the appraisal could have an adverse effect on the value of the subject real property (examples would include a general downward fluctuation in local property values, neighborhood degradation, highway relocations, the borrower’s failure to properly or adequately maintain the subject real property, and damage due to uninsured disasters and losses). In the case that the Company is unable to recover the full amount owed by the borrower, Investor capital and return could be materially affected.

Borrower Concentration. The Company may limit its lending activity to a very small number of borrowers, which will subject to the Company to significant risk in the event of financial distress of the borrower(s).

Interest Ceilings Under Usury Statutes. The amount of interest which may be charged by the Company on its Loans is limited by state usury laws. Such laws impose penalties on the making of usurious loans, including restitution of excess interest and unenforceability of the debt obligation. While the Company does not intend to make Loans at usurious interest rates, there are uncertainties in determining the legality of interest rates since the interest rate being charged may be increased as a result of imposition of terms requiring payment of interest on accrued interest and this could significantly adversely impact ultimate returns to the Company.

RISKS RELATED TO THIS OFFERING

There is no minimum capitalization required in this offering. We cannot assure that all or a significant number of Bonds or Shares will be sold in this offering. Investors’ subscription funds will be used by us at our discretion, and no refunds will be given if an inadequate amount of money is raised from this offering to enable us to conduct our business. If we raise less than the entire amount that we are seeking in the offering, then we may not have sufficient capital to meet our operating requirements. We cannot assure that we could obtain additional financing or capital from any source, or that such financing or capital would be available to us on terms acceptable to us. Under such circumstances, investors could lose their investment in us. Furthermore, investors who subscribe for Bonds or Shares in the earlier stages of the offering will assume a greater risk than investors who subscribe for Bonds or Shares later in the offering as subscriptions approach the maximum amount.

We determined the price of the Bonds and Shares arbitrarily. The offering price of the Bonds and Shares has been determined by management, and bears no relationship to our assets, book value, potential earnings, net worth or any other recognized criteria of value. We cannot assure that price of the Bonds and Shares is the fair market value of the Bonds and Shares or that investors will earn any profit on them.

After the completion of this offering, we may be at an increased risk of securities class action litigation. Historically, securities class action litigation has often been brought against a company following a decline in the market price of its securities. If we were to be sued, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our business.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements under the “Summary,” “Risk Factors,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections of this Offering Circular.  In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks and uncertainties described under “Risk Factors.

While we believe we have identified material risks, these risks and uncertainties are not exhaustive. Other sections of this Offering Circular describe additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this Offering Circular to conform our prior statements to actual results or revised expectations, and we do not intend to do so.

Forward-looking statements include, but are not limited to, statements about:

●	our business’ strategies and investment policies;

●	our business’ financing plans and the availability of capital;

●	potential growth opportunities available to our business;

●	the risks associated with potential acquisitions by us;

●	the recruitment and retention of our officers and employees;

●	our expected levels of compensation;

●	the effects of competition on our business; and

●	the impact of future legislation and regulatory changes on our business.

We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this Offering Circular.

DILUTION

There is no dilution to our common stock shareholders under this Offering as no common equity is being offered.

PLAN OF DISTRIBUTION

We are offering a combined maximum amount of $40,000,000 of Series A Corporate Bonds (“Bonds”) and Series A Redeemable Preferred Membership Units (“Redeemable Preferred Stock” or “Shares”), provided, that, of the $40,000,000 combined maximum amount available for sale, (i) the maximum amount of Shares that may be sold hereunder shall not exceed $20,000,000, and (ii) the gross aggregate proceeds received in this offering for the sale of the Shares and the Bonds with 3-year maturities shall not exceed $37,500,000, on a “no minimum/best efforts” basis (the “Offering”). The Company will not accept any subscriptions for sales in excess $37,500,000 for any combination of Shares and Bonds with 3-year maturities.

The purchase price per Bond is $1,000, with a minimum investment amount of $10,000 per Bond term. The purchase price per Share is $1,000, with a minimum investment amount of $10,000.

All of our Bonds and Shares are being offered on a “best efforts” basis under Regulation A+ of Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 offerings. The offering will terminate on the earlier of 12 months from the date this Offering Circular is re-qualified for sale by the SEC (which date may be extended for an additional 90 days in our sole discretion) or the date when all Bonds and Shares have been sold.

Managing Broker Dealer Agreement

On March 13, 2020, the Company engaged Sequence Financial Specialists LLC, a registered broker-dealer, as its managing broker dealer (the “Managing Broker Dealer”), pursuant to the terms of a Managing Broker Dealer Agreement, as amended by Amendment No. 1 to the Managing Broker Dealer Agreement, dated May 13, 2020 (the “Managing Broker Dealer Agreement”). Pursuant to the terms of the Managing Broker Dealer Agreement, the Managing Broker Dealer may engage one or more sub-selling agents or selected dealers. Under the terms of its Managing Broker Dealer Agreement with the Company, neither the Managing Broker Dealer nor any sub-selling agent shall have any marketing or sales obligations other than to process indications of interest forwarded to the Managing Broker Dealer or sub-selling agents by the Company or its management. The Managing Broker Dealer is not purchasing any of the Bonds or Shares being offered by the Company, and is not required to sell any specific number or dollar amount of such shares in the offering.

Under the terms of its Managing Broker Dealer Agreement, the Company has agreed to pay the Managing Broker Dealer a commission and fee equal to (a) selling commissions of 1.50% on the aggregate gross sales of 1yr bonds, 4.00% on the aggregate gross sales of 2yr bonds, 5.25% on the aggregate gross sales of 3yr bonds, and 7.0% on the aggregate gross sales of Shares (b) a Managing Broker Dealer fee of 0.50% on the aggregate gross sales of 1yr bonds, 0.75% on the aggregate gross sales of 2yr bonds, 1.00% on the aggregate gross sales of 3yr bonds, and 1.25% on the aggregate gross sales of the Shares, and (c) a Managing Broker Dealer fee payable in connection with the engagement of each soliciting dealer or selling group member equal to up to 0.73% and 0.89% on the aggregate gross sales of the bonds or Shares, respectively, as applicable. The Company has also agreed to reimburse the Managing Broker Dealer for its reasonable out of pocket legal expenses, including reasonable attorneys’ fees, in an amount not to exceed $15,000. For the avoidance of doubt, the maximum aggregate underwriting compensation to be received by the Managing Broker Dealer and related persons from any source will not exceed an amount that equals 8% of the offering proceeds, including but not limited to, the selling commissions, managing broker-dealer fees, soliciting dealer fees and underwriter counsel fees.

The Managing Broker Dealer and participating broker-dealers, if any, and others shall be indemnified by the Company with respect to the offering and the disclosures made by the Company in its Form 1-A and related Offering Circular.

Pending the approval by the FINRA of the compensation arrangements with the Managing Broker Dealer, the Company will only offer and sell its Bonds and Shares, respectively, to potential purchasers who reside in states in which the Company has registered the offering or obtained an exemption from such registration.

This summary of the material provisions of the Managing Broker Dealer Agreement do not purport to be a complete statement of their terms and conditions. A copy of the Managing Broker Dealer Agreement has been filed herewith.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering will be approximately $18,733,333 from Bond sales and $17,650,000 from Redeemable Preferred Stock sales after deducting estimated selling commissions and the Management Fee to Legion. The estimated net proceeds from Bond sales represents the average selling commissions based on an equal distribution of bond sales between 1, 2, and 3-year bond terms. Actual sales may vary and will increase or decrease the total selling commissions and net proceeds accordingly.

We plan to use substantially all of the net proceeds from this offering to originate, acquire, and manage senior loans in the residential and commercial real estate marketplace. We may also use a portion of the net proceeds to pay fees the Company or its affiliates, for working capital and for other general corporate purposes, as described in more detail below. Our actual use of offering proceeds will depend upon market conditions, among other considerations.

We originate senior loans collateralized by residential and commercial real estate in the U.S. with a particular focus in the state of Florida. We also may originate or acquire other real estate and real estate-related debt assets. The allocation of our capital among our target assets will depend on prevailing market conditions and may change over time in response to different prevailing market conditions, including with respect to interest rates and general economic and credit market conditions. In addition, we also may use the net proceeds from this offering to invest in assets other than our target assets, subject to our exclusion from regulation under the Investment Company Act. Until appropriate investments can be identified, we may invest the net proceeds from this offering in money market funds, bank accounts, overnight repurchase agreements with primary federal reserve bank dealers collateralized by direct U.S. government obligations and other instruments or investments reasonably determined by us that are consistent with our exclusion from regulation under the Investment Company Act. These investments are expected to provide a lower net return than we seek to achieve from our target assets.

TERMS OF THE OFFERING

The Bond Offering

We are offering up to $40,000,000 of Series A Corporate Bonds with 1, 2, and 3 year maturity terms (“Bonds”) to the public at a price of $1,000 per Bond. Sales of the Bonds are limited by concurrent sales of Shares in this offering.  Maximum offering amount of both securities combined equals $40,000,000, provided, that, of the $40,000,000 combined maximum amount available for sale, (i) the maximum amount of Shares that may be sold hereunder shall not exceed $20,000,000, and (ii) the gross aggregate proceeds received in this offering for the sale of the Shares and the Bonds with 3-year maturities shall not exceed $37,500,000. Our management team has arbitrarily determined the selling price of the Bonds and such price bears no relationship to our book or asset values, or to any other established criteria for valuing issued or outstanding Bonds.

The Bonds are being offered at the following terms and annual interest rates with interest payments made on a monthly basis:

Bond Term	Annual Interest Rate
1 Year	4.50%
2 Year	5.75%
3 Year	6.50%

An investor can purchase a Bond under any of the above 3 options or can split the investment into one or more options at his or her choosing, provided, that, each Bond term requires a minimum investment of $10,000. The maturity dates of each Bond sold will be the last day of the month in which the subscription was accepted corresponding with the Bond term in years.

By way of example, if any investor purchases $10,000 of a 1 year Bond and $10,000 of a 3 year Bond on January 15, 2020, the investor would receive monthly payments of interest only at 4.50% per annum on the 1 year Bond and 6.50% per annum on the 3 year Bond, and $10,000 of principal would be due in full on January 31, 2021 and $10,000 would be due on January 31, 2023. All monthly payments will be made on the 1st day of every month, in arrears, with partial payment made for the first month if the investment is made on any day other than the 1st day of the month.

Interest payments will be payable monthly on the 1st of the month (or the next following business day thereafter in the event such date is not a business day with no additional interest accruing), following the first full month of an accepted subscription. Interest will accrue and be paid on a 360-day year basis.

Compensation We Will Pay

We will pay selling commissions of 1.50% on 1yr bonds, 4.00% on 2yr bonds, and 5.25% on 3yr bonds, (b) a Managing Broker Dealer fee of 0.50% on the aggregate gross sales of 1yr bonds, 0.75% on the aggregate gross sales of 2yr bonds, and 1.00% on the aggregate gross sales of 3yr bonds, (c) a Managing Broker Dealer fee payable in connection with the engagement of each soliciting dealer or selling group member equal to up to 0.73% on the aggregate gross sales price of the bonds, (d) $15,000 of legal fees and expenses incurred by the Managing Broker Dealer payable in two equal installments, (e) a non-accountable expense reimbursement of up to 0.50% of the gross proceeds in the offering payable to Legion and (f) an accountable expense allowance of 0.50% payable to Legion.

Set forth below is a table indicating the estimated compensation and expenses that will be paid in connection with the Bond offering.

	Per 1 Yr Bond	Per 2 Yr Bond	Per 3 yr Bond	Totals if $20,000,000 Of Bonds were sold
Gross offering proceeds	1,000	1,000	1,000	$20,000,000
Less offering expenses:
Selling Commissions	15	40	52.50	$716,600	(1)
Managing Broker Dealer fee	5	7.5	10	$150,000	(1)
Soliciting Dealer Fee	7.30	7.30	7.30	$146,000
Non-Accountable Expense Reimbursement	5	5	5	$100,000
Accountable Expense Allowance	5	5	5	$100,000
Remaining Proceeds (3)	962.7	935.20	920.20	$18,787,400	(1)(2)

(1)	These amounts represent an equal distribution of Bond sales by term. Actual sales may vary and will increase or decrease these amounts accordingly.

(2)	The table above does not include (a) $15,000 of legal fees and expenses incurred by the Managing Broker Dealer payable in two equal installments, and (b) an annual asset management fee (“Management Fee”) of 1.50% of gross offering proceeds payable to the Legion for ongoing management services and expenses. We anticipate that we will pay the Management Fee for the first year from offering proceeds, and we will pay the Management Fee for subsequent year(s) from cash from operations. There is no guarantee that we will be able to pay the Management Fee from cash from operations. In such event, we will use offering proceeds to pay the Management Fee for subsequent years, to the extent available. The Management Fee will be automatically deferred, and not collected by Legion, during: (i) any period of uncured default in the Bonds; and/or (ii) any period of time during which distributions or dividends to holders of Redeemable Preferred Stock are deferred or not paid.

(3)	The table above shows amounts payable if we sell, for example, $20,000,000 of bonds at an equal distribution between bond terms. Actual sales may vary and will increase or decrease total selling commissions accordingly.

Automatic Rollover Provisions: The Bonds will all automatically roll over for successive periods on the identical terms to the original period, unless we call the Bond(s) or the holder of such Bond(s) provides 60 days written notice to the Company, on forms and in such manner as established by the Company from time to time, of the intent of the holder to have the respective Bond not rollover to a successive period, and instead elects to have the Bond paid at original maturity in accordance with its terms.

Discounts for Bonds Purchased by Certain Persons

We may pay reduced or no selling commissions in connection with the sale of the Bonds in this offering to:

●	Clients of an investment advisor registered under the Investment Advisers Act of 1940 or under applicable state securities laws (other than any registered investment advisor that is also registered as a broker-dealer, with the exception of clients who have “wrap” accounts which have asset-based fees with such dually registered investment advisor/broker-dealer);

●	Registered principals or representatives of our manager broker-dealer and selling group members;

●	Our employees and officers or the Company or the affiliates of any of the foregoing entities.

The net proceeds to us will not be affected by reducing or eliminating selling commissions or Managing Broker Dealer fees payable in connection with sales to or through the persons described above.

The Redeemable Preferred Stock Shares

We are offering a maximum of $20,000,000 of Redeemable Preferred Stock (referred to herein as “Redeemable Preferred Stock” or “Shares”) in Legion, limited by concurrent sales of the Bonds,. Maximum offering amount of both securities combined equals $40,000,000, provided, that, of the $40,000,000 combined maximum amount available for sale, (i) the maximum amount of Shares that may be sold hereunder shall not exceed $20,000,000, and (ii) the gross aggregate proceeds received in this offering for the sale of the Shares and the Bonds with 3-year maturities shall not exceed $37,500,000. Our management team has arbitrarily determined the selling price of the Redeemable Preferred Stock Shares and such price bears no relationship to our book or asset values, or to any other established criteria for valuing issued or outstanding Redeemable Preferred Stock.

The Redeemable Preferred Stock Shares are being offered with a 7.50% per annum dividend, when and as declared by our Board of Directors out of legally available funds, cumulative cash dividends on each share of Redeemable Preferred Stock. Dividends are payable in monthly installments on the first day of each month (or the next following business day thereafter in the event such date is not a business day with no additional interest accruing). Dividends on each share of Redeemable Preferred Stock will begin accruing on, and will be cumulative from, the first day of the month following the month in which the subscription for the Shares was completed and accepted by Legion (the “date of issuance”) and regardless of whether our Board of Directors declares and pays such dividends.

Holders of Redeemable Preferred Stock are eligible to receive an annual profit participation payment (“Profit Participation Payment”) in an amount between 0% and 6% of the annually audited net income (“Profit”) of the Company subsidiary Finance. Holders will have no rights to participate in other profits of Legion or its affiliates or subsidiaries, only on those profits generated by the particular Loans made by the proceeds of this Offering, specifically held and managed in Finance. This Profit Participation Payment will be payable annually on or before April 15th only to current Redeemable Preferred Stockholders of record that have owned their Shares for a minimum of 9 months prior to April 15th (the “Measuring Period). This profit participation shall be allocated and paid on a pro-rata basis as determined by:

(i)	The pro-rata percentage of dollar amount ownership of each individual Holder measured in relation to the total group (based on dollar amount) of Redeemable Preferred Stockholders of record during the Measuring Period; and

(ii)	As further pro-rated and measured by the total dollar amount of Redeemable Preferred Stock held during any Measuring Period on a sliding scale ranging from $0 to $20,000,000.

The Profit Participation Payment will be anywhere from 0% of the Profit if $0 of Redeemable Preferred Stock is owned during the Measuring Period to as much as 6% of the Profit if $20 million of Redeemable Preferred Stock is owned during the Measuring Period, with the actual percentage being tied to the actual dollar amount of Redeemable Preferred Stock held in relation to the actual dollar amount of Bonds held during the Measuring Period.

Set forth below is a table indicating the estimated compensation and expenses that will be paid in connection with the Redeemable Preferred Stock offering.

	Per Share	Maximum Offering
Gross offering proceeds	$1,000	$20,000,000
Less offering expenses:
Selling Commissions (1)	70	1,400,000
Managing Broker Dealer fee (2)	12.50	250,000
Soliciting Dealer Fee (2)	8.90	178,000
Non-Accountable Expense Reimbursement (2)	5	100,000
Accountable Expense Allowance (2)	5	100,000
Remaining Proceeds (4)	$89.86	$17,972,000	(3)

(1)	Selling commissions will equal 7.00% of aggregate gross proceeds of the sale of the Shares.

(2)	Additional compensation consists of (a) a Managing Broker Dealer fee of 1.25% of on the aggregate gross sales of the Shares, (b) a Managing Broker Dealer Fee payable in connection with the engagement of each soliciting dealer or selling group member equal to up to 0.89% on the aggregate gross sales of Shares, (c) a non-accountable expense reimbursement of up to 0.50% of gross offering proceeds payable to Legion, and (e) an accountable expense allowance of 0.50% payable to Legion.

(3)	The table above does not include (a) $15,000 of legal fees and expenses incurred by the Managing Broker Dealer payable in two equal installments, and (b) an annual asset management fee (“Management Fee”) of 1.50% of gross offering proceeds payable to the Legion for ongoing management services and expenses. We anticipate that we will pay the Management Fee for the first year from offering proceeds, and we will pay the Management Fee for subsequent year(s) from cash from operations. There is no guarantee that we will be able to pay the Management Fee from cash from operations. In such event, we will use offering proceeds to pay the Management Fee for subsequent years, to the extent available.

(4)	The table above shows amounts payable if we sell the full $20,000,000 of Shares. Actual sales may vary and may decrease total selling commissions accordingly.

Discounts for Redeemable Preferred Stock Shares Purchased by Certain Persons

We may pay reduced or no selling commissions in connection with the sale of Redeemable Preferred Stock Shares in this offering to:

●	Clients of an investment advisor registered under the Investment Advisers Act of 1940 or under applicable state securities laws (other than any registered investment advisor that is also registered as a broker-dealer, with the exception of clients who have “wrap” accounts which have asset-based fees with such dually registered investment advisor/broker-dealer);

●	Registered principals or representatives of our manager broker-dealer and selling group members;

●	Our employees and officers or those of our Legion or the affiliates of any of the foregoing entities.

The net proceeds to us will not be affected by reducing or eliminating selling commissions or Managing Broker Dealer fee payable in connection with sales to or through the persons described above.

Subscription Period

The offering will terminate on the earlier of 12 months from the date this Offering Circular is re-qualified for sale by the SEC (which date may be extended for an additional 90 days in our sole discretion) or the date when all Bonds and Shares have been sold.

Subscription Procedures

We intend to sell the Bonds and Shares through either (i) DTC for soliciting dealers that have DTC execution capabilities once the Bonds and Shares become DTC eligible, and (ii) through direct settlement with the Company.

If you decide to subscribe for our Bonds or Shares in this Offering, you should review your subscription agreement. Completed and signed subscription documents shall be either mailed directly to the Company at Legion Finance, LLC, c/o Legion Capital Corporation, 301 E. Pine Street, Suite 850, Orlando, Florida 328021 or sent via electronic correspondence to invest@legioncapital.com. You shall deliver funds by either check, ACH deposit or wire transfer, pursuant to the instructions set forth in the subscription agreement. If a subscription is rejected, all funds will be returned to subscribers. Upon acceptance by us of a subscription, a confirmation of such acceptance will be sent to the subscriber.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions

After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our designated account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions

Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Bonds or Shares, as applicable, subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed ten percent (10%) of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed ten percent (10%) of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary if the fiduciary directly or indirectly provides funds for the purchase of the Offered Shares.

In order to purchase our Bonds or Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the ten percent (10%) of net worth or annual income limitation on investment in this Offering.

Investor Suitability Standards

As a Tier II, Regulation A offering, investors must comply with the 10% limitation to investment in the offering, as prescribed in Rule 251. Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, Net Worth is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the donor or grantor is the fiduciary and the fiduciary directly or indirectly provides funds for the purchase of the Bonds.

The only investor in this offering exempt from this limitation is an accredited investor, an “Accredited Investor,” as defined under Rule 501 of Regulation D. If you meet one of the following tests you qualify as an Accredited Investor:

(i) You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii) You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase the Bonds (please see below on how to calculate your net worth);

(iii) You are an executive officer or general partner of the issuer or a management team or executive officer of the general partner of the issuer;

(iv) You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Bonds, with total assets in excess of $5,000,000;

(v) You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended, the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, as amended, the Investment Company Act, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi) You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii) You are a trust with total assets in excess of $5,000,000, your purchase of the Bonds is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Bonds; or

(viii) You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

BUSINESS

Our Company

Legion is a holding company with operating subsidiaries in the areas of commercial lending, real estate and real estate title and closing services.

Our subsidiary, Finance, a Florida limited liability company was formed on December 19, 2019 to originate senior loans collateralized by residential and commercial real estate in the U.S. with a particular focus in the state of Florida. Our business plan is to originate, acquire and manage commercial real estate loans and other commercial real estate-related debt instruments. While adopting a local-first philosophy for real estate lending opportunities, our management team brings over 75 years of combined executive management experience in real estate finance, underwriting, commercial banking, marketing, and strategic advising experience. Our management team intends to actively participate in the servicing and operational oversight of our assets rather than relinquish those responsibilities to a third party.

Our investment objective is to preserve and protect our capital while producing attractive risk-adjusted returns generated from current income on our portfolio. Our investment strategy is to originate, acquire, and manage senior loans and to monetize real estate title, marketing, and management services affiliated with those loans.

We currently have 13 full-time employees. Our principal executive offices are located at 301 E. Pine Street, Suite 850, Orlando, FL 32801. For more information, please visit www.legioncapital.com. The information on, or otherwise accessible through this website does not constitute a part of this offering circular.

Our Lending Business

We typically deploy a three-tiered approach to our lending practice, as follows:

Legion makes a standard secured commercial loan to the project, secured by a first mortgage or lien on the asset or property. This secured loan is typically at no more than 60% loan to current appraised value, meaning we require the borrower to have at least 40% equity in the project.

We create revenue from the transaction in three (3) ways:

1.	Origination fees, due diligence fees, loan servicing fees and related services provided on a fee basis.

2.	Interest on the loan at the contracted interest rate.

3.	Participation fees in the property or project, typically on a per unit sale basis or other form of revenue sharing or success fee.

We recognize revenue associated with these various service fees and participation fees at the time such fees are deemed earned in accordance with the particular loan agreement with our borrower.

Investment Approach and Guidelines

Our investment strategy is to originate short-term, high-yielding senior loans collateralized by income producing residential and commercial real estate assets to established and qualified real estate developers and operators at reasonable loan-to-value ratios which will be vetted through our underwriting process. We intend to focus on transactions that meet our underwriting risk parameters, but do not meet the typical conforming standards of traditional banks and lenders. We intend to follow the guidelines below while originating commercial loans:

Lien Position: We intend to originate loans where we will have a first/senior lien position. Except in rare circumstances, we do not intend to make junior or mezzanine loans.

Concentration: We intend for senior secured commercial real estate loans originated by us to generally range between $250,000 and $5,000,000. We will consider loans larger than $5,000,000 in a club deal or co-invest structure. We expect no loan or co-investment will exceed 15% of our capital, unless we are in our first 24 months of active operations or our management team determines that such an investment is in our best interest.

Assets Classes: We intend to originate loans secured by residential and commercial properties including, but not limited to, single family, multifamily, office, hospitality, industrial, mixed-use, manufactured housing, developable land, and or any combination thereof.

Geography: Although our initial focus will be on Florida based loans, we may originate loans secured by assets located in the top 200 Metropolitan Statistical Areas, or “MSAs,” within the United States, which is defined as one or more adjacent counties that have at least one urban core area of at least a population of 50,000, plus adjacent territory that has a high degree of social and economic integration as measured by commuting ties. While we intend to deploy a local-first investment strategy focusing on the state of Florida, opportunities will be evaluated in all of the top 200 MSAs. We do not intend to originate loans secured by assets in regions classified as agricultural or outside of the U.S. or its immediate territories.

Borrower Structure and Guarantee: We intend for the borrower of record to be a fully registered, active corporation or limited liability company. We do not intend to lend to individuals. At times, we will full or partial recourse from both the entity and its key principals to be standard for each loan.

Collateral: We intend to record a security interest in all real property used as collateral for the loan, as well as a UCC-1 filing on all chattel and other borrower assets.

Loan-to-Value and Loan-to-Cost: We do not intend for the loan-to-value, or “LTV,” of the assets securing our loans to exceed 60% of the projected value in the case of a rehabilitation or sale price in the case of a purchase transaction. On occasion we may elect to exceed the 60% LTV if we believe the transaction circumstances warrant the additional risk.

Term: We intend that the loans originated or purchased by the Company will have terms of 12-36 months with varied options for extension which trigger additional borrower origination fees and higher interest rates.

Loan Fees & Interest Income: We intend to use all loan fees, origination fees, interest income and extension fees payable to us as a means to pay the debt service obligations on the Bonds.

Management Team

Our management team brings over 75 years of combined executive management experience in real estate finance, underwriting, commercial banking, marketing, and strategic advising experience. The Company employs a team of professionals with field experience implementing deal structuring strategies, terms, and operational efficiencies to create value.

Deal Flow

Our management team is well known in the industry and has cultivated meaningful relationships with banks, brokers and borrowers by establishing themselves as a key player for funding real estate investments which allows us to have a “first look” at these opportunities before deals are brought to the market. The deal flow network is constantly being expanded as this system is being implemented into other key markets for real estate opportunities. The principals of Legion have an intimate knowledge of our market. Deals that come into our deal flow are initially evaluated on location, asset type, collateral value, and asset quality. Deals that qualify then move through the process with strict adherence to multiple reviews in every phase of the process, including initial evaluation, due diligence, underwriting and closing. At the initial evaluation, exit strategies are discussed and defined with the borrowers and potential take out or refinance partners.

DESCRIPTION OF PROPERTY

We do not own any plants or facilities. We sublease our office space from a company owned by our Chairman and CEO, on a month to month basis as more specifically described in Footnote 13 to our Financial Statements attached to this Offering Circular.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

Statements in the following discussion and throughout this registration statement that are not historical in nature are “forward-looking statements.” You can identify forward-looking statements by the use of words such as “expect,” “anticipate,” “estimate,” “may,” “will,” “should,” “intend,” “believe,” and similar expressions. Although we believe the expectations reflected in these forward-looking statements are reasonable, such statements are inherently subject to risk and we can give no assurances that our expectations will prove to be correct. Actual results could differ from those described in this registration statement because of numerous factors, many of which are beyond our control. These factors include, without limitation, those described under “Risk Factors.” We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this registration statement or to reflect actual outcomes. Please see “Forward Looking Statements” at the beginning of this registration statement.

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto and other financial information appearing elsewhere in this registration statement. We undertake no obligation to update any forward-looking statements in the discussion of our financial condition and results of operations to reflect events or circumstances after the date of this registration statement or to reflect actual outcomes.

Overview

Legion Capital Corporation was originally incorporated as GreenSky Corporation on August 7, 2015 in Delaware and merged with Legion Capital Corporation (the “Company”), a Florida Corporation on January 15, 2016. The Company is a holding company with operating subsidiaries in the areas of commercial lending, real estate and real estate services, management and marketing. We provide secured lending to real estate developers and builders, business owners and entrepreneurs in select industries. Legion operates as a single segment business in multiple industries.

Investments

We acquired these properties in exchange for forgiveness of our outstanding loan balance related to each such property. The properties acquired were measured and recorded at their fair value at the time of acquisition. Management reviewed comparable sales and other market data and factors to determine that the real estate was recorded at its fair value on the date of the acquisition.

Revenue Recognition

The Company derives its revenue primarily from secured lending to real estate developers and builders, business owners and entrepreneurs in select industries. The main sources of revenues are, facility fees, due diligence fees, interest income, origination fees and participation fees.

The Company recognizes revenue from our loan business in accordance with ASC 310-20. The Company includes facility fees, origination fees and due diligence fees as part of interest income and those fees are recognized and amortized over the life of the loan.

Effective January 1, 2019, the Company adopted Accounting Standards Update ASU 2014-09, Revenue from contracts with Customers - Topic 606, and all subsequent ASUs that modified ASC 606. The Company has elected to apply the standard to all prior periods presented utilizing the full retrospective approach. The implementation of the new standard had no material impact on the measurement or recognition of revenue of current and prior periods presented. Interest income revenue including facility fees, origination fees and due diligences fees are outside the scope of ASC 606. Our contracts are valued at a fixed price at inception and do not include any variable consideration or financing components in our normal course of business. In applying judgment, the Company considers customer expectations of performance, materiality and the core principles of Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers.

The Company recognizes revenue from participation fees under ASC 606. The Company recognizes participation fee revenue at a point in time. The Company generally invoices customers for participation fees at such time as the right to consideration becomes unconditional and the Company has no remaining performance obligations associated therewith.

Trends and Uncertainties—COVID-19

We are subject to risks and uncertainties as a result of the COVID-19 pandemic. The extent of the impact of the COVID-19 pandemic on our business is highly uncertain and difficult to predict, as the responses that we, other businesses and governments are taking continue to evolve. Furthermore, capital markets and economies worldwide have also been negatively impacted by the COVID-19 pandemic, and it is possible that it could cause a local and/or global economic recession. Policymakers around the globe have responded with fiscal policy actions to support the economy as a whole. The magnitude and overall effectiveness of these actions remain uncertain.

The severity of the impact of the COVID-19 pandemic on our business will depend on a number of factors, including, but not limited to, the duration and severity of the pandemic and the extent and severity of the impact on the Company’s service providers, all of which are uncertain and cannot be predicted. As of the date of this filing, the extent to which the COVID-19 pandemic may in the future materially impact our financial condition, liquidity or results of operations is uncertain.

Emerging Growth Company

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year following the fifth anniversary of the completion of this offering, (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.07 billion, as such amount is indexed for inflation every five years by the Securities and Exchange Commission to reflect the change in the Consumer Price Index for All Urban Consumers during its most recently completed fiscal year, (3) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our common stock held by non-affiliates exceeded $700.0 million as of the last business day of the second fiscal quarter of such fiscal year or (4) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company,

●	we present only two years of audited financial statements, plus unaudited condensed financial statements for any interim period, and related management’s discussion and analysis of financial condition and results of operations in our initial registration statement;

●	we avail ourselves of the exemption from the requirement to obtain an attestation and report from our auditors on the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley;

●	we provide reduced disclosure about our executive compensation arrangements; and

●	we do not require shareholder non-binding advisory votes on executive compensation or golden parachute arrangements.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

Results of Operations for the year ended December 31, 2019 and December 31, 2018

Gross revenue: For the year ended December 31, 2019, gross revenue was $2,130,926, compared to $3,792,134 for the year ended December 31, 2018, a decrease of $1,661,208. This decrease was primarily due to a streamlining of the Company’s business as well as a partial sale of our interest in Dorman – Willis Motors, Inc. business which has been shown as discontinued operations for the relative periods. We experienced revenue from the sale of certain equity holdings we owned in certain projects of $0 in 2019 compared to $1,796,076 in 2018.

The foregoing equity sales were isolated in the sense that the Company no longer typically seeks to acquire an equity stake in a company it funds as a commercial lender, rather we make revenue based on earning interest, origination and due diligence fees, service fees and participation fees related to commercial loan transactions.

General and administrative: The consolidated general and administrative expenses decreased by $415,685 to $2,962,819 for the year ended December 31, 2019 from $3,378,504 for the year ended December 31, 2018. The decrease is primarily due to the Company streamlining portions of the business operations to focus on our core and most profitable and potentially profitable businesses.

Bad Debt Expense: Bad debt expense decreased by $2,457,961 to $93,860 for the year ended December 31, 2019, from $2,551,821 for the year ended December 31, 2018.

Interest expense: The interest expense increased by $803,602 or 56% to $1,246,098 for the year ended December 31, 2019 from $442,496 for the year ended December 31, 2018. The increase is primarily due to the increase in the Company’s long-term debt.

Net loss: Net loss from continuing operations decreased by $763,515, or 25%, to $2,298,829 for the year ended December 31, 2019 from a net loss of $3,062,344 for the year ended December 31, 2018. The decrease in net loss is primarily due to our streamlined business focus and operations in 2019.

Net loss from continuing operations and discontinued operations decreased by $1,603,569, or 48%, to $1,692,913 for the year ended December 31, 2019 from $3,296,482 for the year ended December 31, 2018. The decrease in net loss is primarily due to our streamlined business focus and operations in 2019.

The following table summarizes our gross revenue, operating expenses, and net loss for the years ended December 31, 2019 and December 31, 2018.

The table below sets forth line items from the Company’s Audited consolidated Statements of Operations.

	December 31, 2019	December 31, 2018
Revenue
Management fees	$-	$19,626
Gain on sale of equity interest	-	1,796,076
Facility fees*	635,640	27,708
Due diligence fees	50,000	180,000
Interest income	1,012,498	1,166,164
Marketing fees	15,348	95,786
Origination fees	314,180	255,487
Other**	103,260	251,288
	2,130,926	3,792,134

Expenses:
Selling expenses	(126,978)	(426,297)
Bad debt expense	(93,860)	(2,551,821)
General and administrative Expense	(2,962,819)	(3,378,504)

Operating loss	(1,052,731)	(2,564,488)

Other expense:
Interest expense	(1,246,098)	(442,496)
Loss on sale of assets	-	(55,360)

Total other expense	(1,246,098)	(497,856)

(Loss) from continuing operations	(2,298,829)	(3,062,344)

Discontinued operations:
Operating loss	(166,622)	(234,138)
Gain on sale	772,538	-

Income (loss) from discontinued operations	605,916	(234,138)

Net loss	(1,692,913)	(3,296,482)

Less: Dividends on preferred membership units of subsidiary	(791,271)	(805,054)

Net Loss - common shareholders	$(2,484,184)	$(4,101,536)

*	The Company charges facility fees to borrowers as a part of originating, renewing or increasing a loan. The facility fees are typically a percentage of the entire contemplated loan amount agreed to between the Company and the borrower, even if the entire amount is never drawn down. Charging a facility fee is a typical part of our lending practice, particularly in cases where loans are meant to grow over time from an original funding amount to a larger funding amount. As the overall lending business grows, we believe the Company will continue to experience this revenue source. Our revenue includes these facility fees as these fees are deemed earned under the terms of our loan agreements in accordance with ASC 310-20.

**	The below table outlines the Other Revenue received by the Company for the fiscal year ended December 31, 2019 and December 31, 2018. These Other Revenues are a core part of our typical loan structure and we are likely to continue to experience these in the future.

	December 2019	December 2018
Services Income	$77,044	$63,162
Closing Fees	21,440	89,112
Miscellaneous Income	4,627	99,014
Other Income	149	-
Total	$103,260	$251,288

Liquidity and Capital Resources

As of December 31, 2019, we had cash of $750,812. During the year ended December 31, 2019, we used approximately $5,333,146 in cash for operating activities, utilized approximately $360,553 in cash from investing activities and were provided with approximately $6,152,508 through financing activities.

Results of Operations (Unaudited) for the Six Months Ended June 30, 2020 compared with Six Months Ended June 30, 2019

The following table summarizes our gross revenue, operating expenses, and net loss for the six months ended June 30, 2020 and June 30, 2019.

The table below sets forth line items from the Company’s unaudited consolidated Statements of Operations.

	For the Six Months Ended
	June 30, 2020	June 30, 2019
Revenue
Interest income	$701,786	$422,539
Participation fees	489,500	38,400
Origination fees	109,171	438,520
Other	11,760	96,515
	1,312,217	995,974

Expenses:
Selling expenses	(17,168)	(66,666)
Bad debt expense	(10,944)	-
General and administrative expenses	(795,478)	(1,467,038)
	(823,590)	(1,533,704)

Operating income (loss)	488,627	(537,730)

Other income (expense)
Interest expense	(672,606)	(592,530)

Net loss from continuing operations	(183,979)	(1,130,260)

Net loss from discontinued operations	-	(118,026)

Net loss	(183,979)	(1,248,286)

Less: Dividends on preferred membership units of subsidiary	(394,427)	(396,945)

Net Loss - common shareholders	$(578,406)	$(1,645,231)

Gross revenue: For the six-month period ended June 30, 2020, gross revenue was $1,312,217, compared to $995,974 for the six-month period ended June 30, 2019, an increase of $316,243. This increase was primarily due to increase in interest income and participation fees offset by decrease in origination fees to $701,786, $489,500 and $109,171, respectively, for the six months ended June 30, 2020 from $422,539, $38,400 and $438,520, respectively, for the six months ended June 30, 2019.

General and administrative: The consolidated general and administrative expenses decreased by $671,560 or 45% to $795,478 for the six months ended June 30, 2020 from $1,467,038 for the six months ended June 30, 2019. This decrease was largely due to decreases in payroll and third-party professional services costs to $339,000 and $131,000, respectively, for the six months ended June 30, 2020 from $489,000 and $491,000, respectively, for the six months ended June 30, 2019.

Interest expense: The consolidated interest expense increased by $80,076 or 14% to $672,606 for the six months ended June 30, 2020 from $592,530 for the six months ended June 30, 2019. The increase is primarily due to the increase in the Company’s long-term debt.

Net loss: Net loss decreased by $1,064,307, or 85%, to a net loss of $183,979 for the six months ended June 30, 2020 from a net loss of $1,248,286 for the six months ended June 30, 2019. The decrease in net loss was primarily due to the Company streamlining its operations to focus on its lending and related services business.

Liquidity and Capital Resources

As of June 30, 2020, we had cash of $660,259. During the six months ended June 30, 2020, we used approximately $645,528 in cash for operating activities, we had no cash from investing activities, and were provided with approximately $554,975 through financing activities.

Our primary uses of cash were for expanding our lending business by making new and increased loans, marketing and working capital. The main source of cash was from private debt issuance. The following trends are reasonably likely to result in a material decrease in our liquidity over the near to long term:

●	Continued expansion of our lending business by loaning out our capital on short and long-term illiquid transactions,

●	Addition of administrative and sales personnel as the business grows,

●	Increases in advertising, public relations and sales promotions as we expand operations,

●	An increase in working capital requirements,

●	The cost of being a public reporting company and the continued increase in costs due to governmental compliance activities.

We expect to finance our operations primarily through our existing cash, our operational revenues and any future financing. We expect to use both equity and debt financing from time to time. We have no limits on the amount of leverage we may employ. In general, we intend to pay debt service from operational cash flow, but we also expect to need to raise additional capital to meet our obligations and to fully implement our business plan. Potential future sources of capital include secured or unsecured financings from banks or other lenders, and additional debt and/or equity offerings. However, there is no assurance we will be able to obtain such capital on satisfactory terms or at all. Additionally, no assurance can be given that any such financing, if obtained, will be adequate to meet our capital needs. If adequate capital cannot be obtained on a timely basis and on satisfactory terms, our operations would be materially negatively impacted.

Our primary uses of cash were for expanding our lending business by making new and increased loans, marketing and working capital. The main source of cash was from private debt issuance. The following trends are reasonably likely to result in a material decrease in our liquidity over the near to long term:

●	Continued expansion of our lending business by loaning out our capital on short and long term illiquid transactions,

●	Addition of administrative and sales personnel as the business grows,

●	Increases in advertising, public relations and sales promotions as we expand operations,

●	An increase in working capital requirements,

●	The cost of being a public reporting company and the continued increase in costs due to governmental compliance activities.

In 2019, our weighted average cost of funds was 9.24% per annum compared to 8.88% per annum in 2018. In 2019 our weighted average yield on loans receivable was 9.7% per annum compared to 11.18% per annum in 2018.

Off Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity or capital expenditures, or capital resources that are material to an investment in our securities.

Application of Critical Accounting Policies and Estimates

Our management’s discussion and analysis of our financial condition and results of operations is based on our financial statements, which are prepared in accordance with U.S. generally accepted accounting principles issued by the Financial Accounting Standards Board (“FASB”). The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported expenses during the reporting periods. Actual results may differ from these estimates under different assumptions or conditions.

While our significant accounting policies are more fully described in the notes to our financial statements appearing elsewhere in this Registration Statement, we believe that the accounting policies discussed below are critical to our financial results and to the understanding of our past and future performance, as these policies relate to the more significant areas involving management’s estimates and assumptions. We consider an accounting estimate to be critical if: (1) it requires us to make assumptions because information was not available at the time or it included matters that were highly uncertain at the time we were making our estimate; and (2) changes in the estimate could have a material impact on our financial condition or results of operations.

Equity-based compensation

The Company accounts for its employees’ share-based compensation as an expense in the financial statements based on FASB ASC 718. All awards are equity classified and therefore such cost is measured at the grant date fair value of the award and is recognized as an expense over the vesting period. The Company estimates the share option grant date fair value using the Black-Scholes option pricing model.

The expected volatility of the share prices reflects the assumption that the historical volatility of the share prices is reasonably indicative of expected future trends.

Allowance for loan losses and doubtful accounts

As the core of our business is making business loans, how we account for loan losses or doubtful accounts is also a critical estimate, since we do not know at the time an allowance for doubtful account is made what the true final outcome of the transaction will be until the loan is either fully satisfied, written down or written off as a loss at final maturity and payment.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Directors and Executive Officers

The following table sets forth the name, age, and position of our executive officers and directors. Executive officers are elected annually by our Board of Directors.  Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified.  Directors are elected annually by our shareholders at the annual meeting.  Each director holds his office until his successor is elected and qualified or his earlier resignation or removal.

Name	Age	Position
James S. Byrd, Jr.	61	Chairman, Chief Executive Officer, Co-Chief Financial Officer, Co-Chief Accounting Officer
Paul Carrazzone	62	President, Director, Co-Chief Financial Officer, Co-Chief Accounting Officer and Chairman of Audit Committee
Douglas S. Hackett	56	Chief Marketing Officer, Director, Chairman of Compensation Committee
Joseph B. Hilton	53	Director
Johnny David Damon	47	Independent Director
Randall Greene	55	Independent Director

James S. Byrd, Jr (Chairman, Chief Executive Officer, Co-Chief Accounting Officer and Co-Chief Financial Officer) Mr. Byrd is a veteran corporate and securities attorney and venture capital executive with over 30 years experience as an attorney, venture capital executive or advisor. Mr. Byrd has experience in going public and venture capital transactions and has tried cases in both State and Federal Courts, as well as in front of FINRA, the Florida Supreme Court and the U.S. Court of Appeals. During the past 5 years, Mr. Byrd has held the following positions.

Legion Capital Corporation – Chairman, Chief Executive Officer, Co-Chief Financial Officer and Co-Chief Accounting Officer – 2015-Present

James S. Byrd, PA, - law firm 2014 – Present – Owner

Jim has been a director of the above listed companies during the past 5 years.

Paul F. Carrazzone - President, Director, Co-Chief Financial Officer and Co-Chief Accounting Officer and Chairman of the Audit Committee. Mr. Carrazzone has over 30 years’ experience in commercial lending and real estate transactions. Mr. Carrazzone began his career in commercial banking in which he had direct responsibility on loan transactions ranging from a few million dollars to over a billion dollars. In the past few years prior to joining Legion, Mr. Carrazzone has focused much of his consulting, underwriting, and investment expertise on real estate projects in Florida.

In the last five years, Mr. Carrazzone has been engaged in the following businesses:

2017 – 2019 Legion Capital Corporation, first as a consultant and was appointed President as of 2019 and Co-Chief Financial Officer and Co-Chief Accounting Officer from 2019 to Present.

2014 – 2019 Managing personal and family investments in the areas of real estate, land use, lending and related businesses.

Douglas S. Hackett (Director& Chief Marketing Officer) Mr. Hackett has over 25-years of media, marketing and executive experience. Mr. Hackett is the current Chairman of the Board of Directors at Market Leverage, LLC, a previous Inc. 100 Advertising Firm and Fortune 5000 fastest growing company. Mr. Hackett has previously owned multiple radio stations and was the producer and creator of “Baseball Sunday with Joe Garagiola,” “Football Sunday” and “NBA Basketball Sunday. Mr. Hackett has held the following positions in the last 5 years.

Legion Capital Corporation – Chief Marketing Officer and Director – 2015 – Present

Market Leverage, LLC – marketing company – Chairman – 2012-Present

Heartland Soccer Association – Soccer Association – Director – 2012 – Present

Mr. Hackett has been a director of the above listed companies during the past 5 years.

Joseph B Hilton, Director

Mr. Hilton is a former Chief Technology Officer with Hilton Hotels and is also involved in venture capital investing and ventures, as well as charitable activities. For the past 5 years, Mr. Hilton has been an owner of Gains Venture Group in Phoenix, Arizona and has also been an officer (President and Director from 2016 – 2019) of Legion Capital Corporation.

Johnny David Damon, Independent Director, Member of the Audit and Compensation Committees

Mr. Damon is a former major league baseball player and is actively involved in numerous charitable and community activities. From 2017 to 2020, Mr. Damon has been on the President’s Council for Physical Fitness under President Donald Trump.

Randall Greene, Independent Director, Member of the Audit and Compensation Committees

Mr. Greene is a veteran real estate developer and investor with development holdings in the residential real estate, and hotels and resorts throughout the state of Florida. For the past 5 years, Mr. Greene has been owner and managing partner of RG Developments, LLC, based in the Orlando, Florida area.

Family Relationships

There are no family relationships among any of the directors and executive officers.

Involvement in Certain Legal Proceedings

Our directors and officers have not been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor have been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” our directors and officers have not been involved in any transactions with us or any of our affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Code of Business Conduct and Ethics

To date, we have not adopted a code of business conduct and ethics for our management and employees. We intend to adopt one in the near future.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Compensation

Name and Principal Position	Year Ended	Salary ($)	Bonus ($)	Option Awards ($)	Nonequity Incentive Plan Compensation ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
James S. Byrd,	2020	95,000	0	0	0	0	0	95,000
Jr/CEO, Chairman, Co-CAO and Co-CFO*	2019	127,000	0	0	0	0	0	127,000

Douglas S.	2020	83,000	0	0	0	0	0	83,000
Hackett/CMO and Director	2019	120,000	0	0	0	0		120,000

Paul	2020	62,000	0	0	0	0	0	62,000
Carrazzone/President, Director, Co-CAO and Co-CFO	2019	147,000	0	0	0	0	0	147,000

Involvement in Certain Legal Proceedings

There have been no events under any bankruptcy act, no criminal proceedings, no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any of our directors, executive officers, promoters or control persons during the past ten years.

Employment Agreements

We have not entered into employment agreements with any of our employees, officers and directors.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

Principal Stockholders

The following table sets forth information as to the shares of common stock beneficially owned as of December 31, 2019 by (i) each person known to us to be the beneficial owner of more than 5% of our common stock; (ii) each Director; (iii) each Executive Officer; and (iv) all of our Directors and Executive Officers as a group.  Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the Bonds of common stock shown as beneficially owned by them. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, which generally means that shares of common stock subject to options currently exercisable or exercisable within 60 days of the date hereof are considered to be beneficially owned, including for the purpose of computing the percentage ownership of the person holding such options, but are not considered outstanding when computing the percentage ownership of each other person. The footnotes below indicate the amount of unvested options for each person in the table. None of these unvested options vest within 60 days of the date hereof.

Byrd & Company (James Byrd)	3,000,000
Douglas S. Hackett	3,000,000
Paul F. Carrazzone	3,000,000
Total of Officers and Directors as a Group	9,000,000

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

From inception to December 1, 2020, the Company leased its office under a month to month lease with a company controlled by the Company’s CEO, for monthly payments of $5,319 plus sales tax and parking costs. As of December 1, 2020, the Company now leases the space directly from the Landlord.

Rent expense for the above leases was $104,809 and $110,713 for the years ended December 31, 2019 and 2018, respectively.

In 2019, Alpine Funding, LLC, a company owned by James Byrd and Shane Hackett, made a $150,000 loan to Legion Capital to participate as a co-lender in one of the Company’s mortgage loans. The loan is for 12 months with interest at 12% per annum and monthly payments of interest only; $100,000 of the $150,000 has been repaid and $50,000 remains outstanding as of December 31, 2019. Interest paid during the year ended December 31, 2019, was $9,585.

The Company is using a law firm that is controlled by the Company’s CEO, James Byrd, for legal services related to this offering, the cost of which is estimated to be $20,000.

Outstanding Equity Awards at Fiscal Year End

As of December 31, 2019, we have 2,503,067 million stock options outstanding in favor of BGA Holdings, LLC (managed by Joseph B. Hilton), as follows:

1,503,067 million at $1 per share, fully vested, 10-year term (subject to a 5-year lock-up)

500,000 at $1.25 per share, not vested, 10-year term (subject to a 5-year lock-up)

500,000 at $1.75 per share, not vested, 10-year term (subject to a 5-year lock-up)

DESCRIPTION OF CAPITAL

The following summary is a description of the material terms of our capital stock and is not complete. You should also refer to our articles of incorporation, as amended and our bylaws, as amended, and certificate of designations, which are included as exhibits to the offering statement of which this Offering Circular forms a part.

General

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0 and 20,000 shares of preferred stock, par value $1,000. As of the date of this Offering Circular, there are 16,395,437 shares of our common stock issued and outstanding and 341 shares of preferred stock issued and outstanding.

Legion Capital Corporation Preferred Stock: Legion has 20,000 shares of Series A Redeemable Preferred Stock authorized, with a stated value of $1,000 per share.

Listing and Transfer Agent

Common stock is listed on the OTCQX under the symbol LGCP. The transfer agent for our Redeemable Common and Preferred Stock is ClearTrust, LLC.

Limitations on Liability and Indemnification of Officers and Directors

Florida law authorizes corporations to limit or eliminate (with a few exceptions) the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our articles of incorporation and bylaws include provisions that eliminate, to the extent allowable under Florida law, the personal liability of directors or officers for monetary damages for actions taken as a director or officer, as the case may be. Our articles of incorporation and bylaws also provide that we must indemnify and advance reasonable expenses to our directors and officers to the fullest extent permitted by Florida law.  We are also expressly authorized to carry directors’ and officers’ insurance for our directors, officers, employees and agents for some liabilities.  We currently maintain directors’ and officers’ insurance covering certain liabilities that may be incurred by directors and officers in the performance of their duties.

The limitation of liability and indemnification provisions in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty.  These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders.  In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to the indemnification provisions in our articles of incorporation and bylaws.

There is currently no pending litigation or proceeding involving any of directors, officers or employees for which indemnification is sought.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain material U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the Bonds, but does not purport to be a complete analysis of all potential tax consequences. The discussion is based upon the Code, current, temporary and proposed U.S. Treasury regulations issued under the Code, or collectively the Treasury Regulations, the legislative history of the Code, IRS rulings, pronouncements, interpretations and practices, and judicial decisions now in effect, all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a Bondholder. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a holder in light of such Bondholder’s particular circumstances or to Bondholders subject to special rules, including, without limitation:

●	A broker-dealer or a dealer in securities or currencies;

●	An S corporation;

●	A bank, thrift or other financial institution;

●	A regulated investment company or a real estate investment trust;

●	An insurance company;

●	A tax-exempt organization;

●	A person subject to the alternative minimum tax provisions of the Code;

●	A person holding the Bonds or Redeemable Preferred Stock as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction;

●	A partnership or other pass-through entity;

●	A person deemed to sell the Bonds or Redeemable Preferred Stock under the constructive sale provisions of the Code;

●	A U.S. person whose “functional currency” is not the U.S. dollar; or

●	A U.S. expatriate or former long-term resident.

In addition, this discussion is limited to persons that purchase the Bonds or Redeemable Preferred Stock in this offering for cash and that hold the Bonds or Redeemable Preferred Stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address the effect of any applicable state, local, non-U.S. or other tax laws, including gift and estate tax laws.

As used herein, “U.S. Holder” means a beneficial owner of the Bonds or Redeemable Preferred Stock this is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the U.S.;

●	a corporation (or other entity treated as a corporation for US. Federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

●	an estate, the income of which is subject U.S. federal income tax regardless of its source; or

●	a trust (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S persons that have the authority to control all substantial decision of the trust, or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If an entity treated as a partnership for U.S. federal income tax purposes holds the Bonds or Redeemable Preferred Stock, the tax treatment of an owner of the entity generally will depend upon the status of the particular owner and the activities of the entity. If you are an owner of an entity treated as a partnership for U.S. federal income tax purposes, you should consult your tax advisor regarding the tax consequences of the purchase, ownership and disposition of the Bonds or Redeemable Preferred Stock.

We have not sought and will not seek any rulings from the IRS with respect to the matters discussed herein. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the Bonds or Redeemable Preferred Stock or that any such position would not be sustained.

ADDITIONAL INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act of 1993, as amended, with respect to the Bonds and Shares offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Bonds and Shares offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

EXPERTS

The financial statements of Legion and its subsidiaries appearing elsewhere in this Offering Circular have been included herein in reliance upon the report of Rosenfield & Co. PLLC, an independent certified public accounting firm, appearing elsewhere herein, and upon the authority of that firm as experts in accounting and auditing.

LEGION CAPITAL CORPORATION

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 and DECEMBER 31, 2019

ROSENFIELD AND CO, PLLC (888) 556-1154 I INFO@ROSENFIELDANDCO.COM ROSENFIELDANDCO.COM

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Legion Capital Corporation and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Legion Capital Corporation and Subsidiaries (the “Company”) as of December 31, 2019 and 2018, the related consolidated statements of operations, changes in shareholders’ equity, and cash flows for each of the two years in the period ended December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Rosenfield and Company, PLLC

We have served as the Company’s auditor since 2019.

New York, NY

March 5, 2021

FLORIDA NEW JERSEY NEW YORK

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Legion Capital Corporation and Subsidiaries

Consolidated Balance Sheets

	December 31,	December 31,
	2019	2018

Assets

Current assets:
Cash	$750,812	$292,003
Other Receivables	625,432	235,212
Business loans receivable, net	13,070,463	9,366,197
Prepaid expenses and other current assets	18,957	14,197
Current assets of discontinued operations	-	937,799

Total current assets:	14,465,664	10,845,408

Property and equipment, net	11,929	15,580
Other intangible assets	-	2,382
Deferred offering costs	85,000	-
Investments	1,549,999	-
Assets held for sale	370,113	-
Business loans receivable, net	4,285,810	5,317,278
Other assets of discontinued operations	-	105,100
Total assets	$20,768,515	$16,285,748

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable and accrued expense	$588,842	$409,688
Notes payable	7,173,704	5,310,400
Current liabilities of discontinued operations	-	681,801

Total current liabilities	7,762,546	6,401,889

Notes payable, less current portion	9,482,690	3,664,804

Total liabilities	17,245,236	10,066,693

Shareholders’ equity

Common stock, no par value, 100,000,000 shares authorized and 16,413,548 and 16,451,268 shares issued and outstanding at December 31, 2019 and December 31, 2018, respectively	7,575,702	7,652,294

Deferred stock compensation	(314,188)	(314,188)
Additional paid in capital	983,188	983,188
Deficit	(11,295,206)	(8,811,022)

Legion Capital Corporation equity	(3,050,504)	(489,728)

Non-controlling interest - preferred stock of subsidiary	6,573,783	6,708,783

Total shareholders’ equity	3,523,279	6,219,055

Total liabilities and shareholder’s equity	$20,768,515	$16,285,748

See accompanying notes to consolidated financial statements.

Legion Capital Corporation and Subsidiaries

Consolidated Statements of Operations

	For the year ended December 31,
	2019	2018
Revenue:
Management fees	$-	$19,626
Due diligence fees	50,000	180,000
Gain on sale of equity interest	-	1,796,076
Interest income	1,012,498	1,166,164
Marketing fees	15,348	95,786
Origination fees	314,180	255,487
Other	738,900	278,995

	2,130,926	3,792,134

Expenses:
Selling expenses	(126,978)	(426,297)
Bad debt expense	(93,860)	(2,551,821)
General and administrative expenses	(2,962,819)	(3,378,504)
	(3,183,657)	(6,356,622)

Operating loss	(1,052,731)	(2,564,488)

Other expense:
Interest expense	(1,246,098)	(442,496)
Loss on sale of assets	-	(55,360)

Total other expense	(1,246,098)	(497,856)

Net loss from continuing operations	(2,298,829)	(3,062,344)

Discontinued operations:
Operating loss	(166,622)	(234,138)
Gain on sale	772,538	-

Income (loss) from discontinued operations	605,916	(234,138)

Net loss	(1,692,913)	(3,296,482)
Less:

Dividends on preferred membership units of subsidiary	(791,271)	(805,054)

Net loss - common shareholders	$(2,484,184)	$(4,101,536)

Net loss per common share – continuing operations, basic and diluted	$(0.20)	$(0.25)
Net income (loss) per common share – discontinued operations, basic and diluted	$0.04	$(0.01)
Net loss per common share – total, basic and diluted	$(0.16)	$(0.26)

Weighted average shares outstanding - basic and diluted	15,678,538	15,698,196

See accompanying notes to consolidated financial statements.

Legion Capital Corporation and Subsidiaries

Consolidated Statements of Changes in Shareholders’ Equity

	No par value Common Stock		Deferred Stock	Additional Paid-		Non-controlling interest- preferred stock issued by
	Shares	Amount	Compensation	In Capital	Deficit	subsidiary	Total
December 31, 2017 (Restated)	14,063,721	$4,526,843	$(314,188)	$1,083,188	$(4,709,486)	$6,708,783	$7,295,140

Shares issued for cash	2,387,547	3,125,451	-	-	-	-	3,125,451

Repurchase of stock options	-	-	-	(100,000)	-	-	(100,000)

Preferred membership units of subsidiary dividends and distributions	-	-	-	-	-	(805,054)	(805,054)

Net loss	-	-	-	-	(4,101,536)	805,054	(3,296,482)

December 31, 2018	16,451,268	7,652,294	(314,188)	983,188	(8,811,022)	6,708,783	6,219,055

Shares redeemed for cash (and retired)	(37,720)	(76,592)	-	-	-	-	(76,592)

Preferred membership units of subsidiary redeemed for cash	-	-	-	-	-	(135,000)	(135,000)

Preferred membership units of subsidiary dividends	-	-	-	-	-	(791,272)	(791,272)

Net loss	-	-	-	-	(2,484,184)	791,272	(1,692,913)

December 31, 2019	16,413,548	$7,575,702	$(314,188)	$983,188	$(11,295,206)	$6,573,783	$3,523,279

See accompanying notes to consolidated financial statements.

Legion Capital Corporation and Subsidiaries

Statements of Consolidated Cash Flow

	Year ended	Year ended
	December 31,	December 31,
	2019	2018
Operating activities
Net loss	$(1,692,913)	$(3,296,482)
Adjustments to reconcile net loss to net cash provided (used) in operating activities
Depreciation and amortization	6,033	10,047
Bad debt expense	93,860	2,551,821
Gain on sale of equity interest	-	(1,695,182)
Loss on sale of assets	-	55,360
Gain on sale of discontinued operations	(772,538)	-
(Increase) decrease in:
Other receivables	(390,220)	(680,906)
Issuance of business loans receivable	(7,382,446)	(8,426,282)
Repayments of business loans receivable	4,053,468	545,308
Prepaid expenses and other current assets	(4,760)	(14,197)
Increase (decrease) in:
Accounts payable and accrued expenses	179,154	314,040
Discontinued operations	577,216	(203,660)
Net cash used in operating activities	(5,333,146)	(10,432,813)
Investing activities
Purchases of property and equipment	-	(6,599)
Assets held for sale	(370,113)	332,363
Discontinued operations	9,560	54,681
Net cash (used) provided by investing activities	(360,553)	380,445
Financing activities
Proceeds from notes payable	8,995,420	6,348,204
Payments on notes payable	(1,314,230)	(235,000)
Deferred offering costs	(85,000)	-
Repurchase of common stock	(76,592)	-
Proceeds from issuance of common stock	-	3,125,451
Repurchase of stock options	-	(68,500)
Repurchase of preferred stock of subsidiary	(135,000)	-
Dividends paid on preferred membership units – subsidiary	(791,271)	(805,054)
Discontinued operations	(440,819)	(252,592)
Net cash provided by financing activities	6,152,508	8,112,509

Net increase (decrease) in cash	458,809	(2,306,706)

Cash – beginning	292,003	2,598,709

Cash – ending	$750,812	$292,003

See accompanying notes to consolidated financial statements.

Legion Capital Corporation and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 1: BUSINESS

Legion Capital Corporation was originally incorporated as GreenSky Corporation on August 7, 2015 in Delaware, and merged with Legion Capital Corporation (the “Company”), a Florida Corporation on January 15, 2016. The Company is a specialized lending and holding company with operating subsidiaries in the areas of commercial lending, real estate and related services, management and marketing, closing and title services.

Below is a list of our operating subsidiaries and activity:

●	Legion Lending Group, LLC. Legion Lending Group, through several single purpose entities, is a small business finance company that provides direct financing for small business and real estate developers and entrepreneurs.

●	Legion Development Group, LLC. Legion Development Group, LLC, through several single purpose entities, is a company that owns and holds interests in real estate and real estate developments. We partner with developers and builders to develop and build both commercial and residential real estate.

●	Legion Title, LLC. Legion Title, LLC is a title agency that provides title insurance and closing services for Legion transactions.

●	In January 2018, the Company formed Hilton Blockchain Systems, LLC for the purpose of providing certain educational programs related to digital currency. That business has been discontinued as of December 31, 2019.

●	In February 2018, the Company formed Legion Bellaviva, LLC for the purpose of financing a real estate development project in Central Florida. That business has been discontinued as of December 31, 2019.

●	In March 2018, the Company formed Legion Transportation Group, LLC to operate and manage an automotive dealership. That business has been sold and discontinued as of December 31, 2019.

●	In May 2018, the Company formed Legion Commercial Finance, LLC for the purpose of making loans to certain real estate development projects.

Legion Capital Corporation and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements of Legion Capital Corporation and its wholly-owned subsidiaries (collectively the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and the rules of the Securities and Exchange Commission (“SEC”). In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of consolidated financial position presented have been reflected herein.

Principles of Consolidation

For the year ended December 31, 2019, Legion Capital Corporation and its subsidiaries Legion Lending Group, LLC, Legion Development Group, LLC, Legion Funding, LLC, Legion Management Group, LLC, Legion Marketing, LLC, Legion Select Holdings, LLC, Legion Commercial Finance, LLC, Legion Ajay, LLC, Legion Lake Mary I, LLC and 730 Harris Street, LLC, have been consolidated for financial statement purposes. All significant intercompany transactions and balances have been eliminated in consolidation

For the year ended December 31, 2018, the Company, Legion Capital Corporation and its subsidiaries Hilton Institute of Business, LLC, Legion Funding LLC, Legion Marketing, LLC, Legion Management Group, LLC, Legion Select Holdings, LLC, Legion Title LLC, Pricepoint Automotive, LLC, Pricepoint Finance, LLC, Hilton Blockchain Systems, LLC, Legion Bellaviva I, LLC, Legion Commercial Finance, LLC, and Legion Transportation Group, LLC, have been consolidated for financial statement purposes. All significant intercompany transactions and balances have been eliminated in consolidation.

Reporting Segment

We are a holding company operating in one reportable segment, lending and related services within multiple industries. Every other aspect of our business is part of that core business.

Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid investments purchased with a maturity of three (3) months or less to be cash equivalents.

Cash accounts are insured at the Federal Deposit Insurance Corporation limits of $250,000 per bank. At times throughout the year, such bank balances may have exceeded the federally insured limit. As of December 31, 2019, approximately $500,000 of cash was not covered by insurance.

Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Legion Capital Corporation and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Business Loans Receivable

In accordance with the guidance of ASC Topic 942, Financial Services - Depository and Lending, the Company reports loans and trade receivables not held for sale on the date of the consolidated financial statements at their outstanding principal balances, reduced by an allowance for loan losses. The allowance for loan losses was and $759,360 and $664,901, as of December 31, 2019 and 2018, respectively.

The primary credit quality indicators are paired to changes in overall market/industry valuations as well as changes in more specific pledged collateral valuations to evaluate a performing and non-performing business loans receivable on an individual basis. Most portfolio loans are established with significant amounts of prepaid interest and are 1-2 years in duration. Business loans receivable are considered on non-accrual or past due status on an individual basis. When an asset or investment becomes distressed due to changes in industry valuation, business valuations and ability to generate cash flow or repay debt, each distressed or non-performing asset is evaluated on an individual case by case basis for restructuring and/or liquidation, and at that time an estimated allowance is recorded.

The Company reviews each loan and we update our market analysis, appraisals and other valuation information at the end of each accounting period and at the end of each accounting period the Company conducts a full review of all loans and their respective valuations internally.

The Company’s policy on our nonaccrual loans is as follows: (a) determine whether the principal balance of the loan will not be collectible; (b) if we deem the principal to be collectible (secured by collateral and/or guarantees), then the payment is first applied to late fees and other charges; (c) any amounts in excess of late fees and other charges are then applied to any interest that would be due and any remaining amount is applied to principal; (d) if the loan is deemed to not be collectible, then the payment is applied to principal.

Prior to entering into an agreement to modify any of our loans, we conduct a review and analysis of the current status of the loan and underlying collateral to determine whether such loan should be considered a troubled asset prior to modification. As we are primarily an asset-based lender, the main factor we analyze is the current value of the underlying collateral and whether we still consider the loan to be collectable, in accordance with its terms presently and as modified. As a lender, we consider a modification to be a troubled debt restructuring if a material portion of the original principal of the loan is forgiven.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation or amortization. Depreciation is recorded using the straight-line method over the estimated useful lives of the related assets, which range from three to seven years. Leasehold improvements are amortized over the shorter of the expected useful lives of the related assets or the lease term.

Legion Capital Corporation and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Intangible Assets

The Company accounts for its intangible assets in accordance with the authoritative guidance issued by the ASC Topic 350 - Goodwill and Other. Intangibles are valued at their fair market value and are amortized taking into account the character of the acquired intangible asset and the expected period of benefit. The Company evaluates intangible assets, at a minimum, on an annual basis and whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated undiscounted future cash flows.

The cost of internally developing, maintaining and restoring intangible assets that are not specifically identifiable, that have indeterminate lives, or that are inherent in a continuing business and related to an entity as a whole, are recognized as an expense when incurred.

An intangible asset with a definite useful life is amortized; an intangible asset with an indefinite useful life is not amortized until its useful life is determined to be no longer indefinite. The remaining useful lives of intangible assets not being amortized are evaluated at least annually to determine whether events and circumstances continue to support an indefinite useful life.

There were no indications of impairment based on management’s assessment of these assets at December 31, 2019 and 2018. Factors we consider important that could trigger an impairment review include significant underperformance relative to historical or projected future operating results, significant changes in the manner of the use of the assets or the strategy for our overall business, and significant negative industry or economic trends. If current economic conditions worsen causing decreased revenues and increased costs, we may have to recognize an impairment charge to our intangible assets.

Long-Lived Assets

The Company reviews long-lived assets (primarily comprised of property, equipment and leasehold improvement, and assets held for sale) for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability of an asset to be held and used is measured by a comparison of the carrying amount of the asset to future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying value of the asset exceeds the fair value of the asset. As of December 31, 2019 and 2018, the Company did not recognize any impairment on its long-lived assets.

Revenue Recognition

Effective January 1, 2019, the Company adopted Accounting Standards Update ASU 2014-09, Revenue from contracts with Customers – Topic 606, and all subsequent ASUs that modified ASC 606. The Company has elected to apply the standard to all prior periods presented utilizing the full retrospective approach. The implementation of the new standard had no material impact on the measurement or recognition of revenue of current and prior periods presented.

As a result, no changes were made during the period related to these sources of revenue. The main types of noninterest income within the scope of the standard are as follows: Management, Marketing and Participation Fees charged to our clients or on our projects, as well as income from the sale of automobiles and services on automobiles. Revenue from monthly management, marketing and other services are recognized on a monthly basis over the term of the contract as the Company performs these services and has an unconditional right to the consideration.

The Company also has transaction fees related to specific transactions or activities resulting from a customer request or activity that includes participation fees in certain real estate development projects and are recognized at a defined point in time upon completion of the transaction, meeting contract milestones or at loan maturity, depending on the terms of the contract.

Fair Value of Financial Instruments

FASB ASC 825, Disclosure about Fair Value of Financial Instruments, requires disclosure of the fair value of financial instruments when it is practical to estimate. Management believes the carrying values of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and notes payable are reasonable estimates of their fair value because of their short-term nature and interest rates.

Legion Capital Corporation and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Equity-Based Compensation

The Company accounts for equity instruments issued to employees in accordance with the provisions of ASC 718 Stock Compensation (ASC 718). The computation of the expense associated with stock-based compensation requires the use of a valuation model. The FASB issued accounting guidance requires significant judgment and the use of estimates, particularly surrounding Black-Scholes assumptions such as stock price volatility, expected option lives, and expected option forfeiture rates, to value equity-based compensation. We currently use a Black-Scholes option pricing model to calculate the fair value of our stock options. We primarily use historical data to determine the assumptions to be used in the Black-Scholes model and have no reason to believe that future data is likely to differ materially from historical data. However, changes in the assumptions to reflect future stock price volatility and future stock award exercise experience could result in a change in the assumptions used to value awards in the future. This accounting guidance requires the recognition of the fair value of stock compensation in net income. Although every effort is made to ensure the accuracy of our estimates and assumptions, significant unanticipated changes in those estimates, interpretations and assumptions may result in recording stock compensation expense that may materially impact our financial statements for each respective reporting period.

Income Taxes

The Company accounts for income taxes under the provisions of ASC 740 “Accounting for Income Taxes,” which requires a company to first determine whether it is more likely than not (which is defined as a likelihood of more than fifty percent) that a tax position will be sustained based on its technical merits as of the reporting date, assuming that taxing authorities will examine the position and have full knowledge of all relevant information. A tax position that meets this more likely than not threshold is then measured and recognized at the largest amount of benefit that is greater than fifty percent likely to be realized upon effective settlement with a taxing authority.

Deferred income taxes are recognized for the tax consequences related to temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for tax purposes at each year end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is recognized when, based on the weight of all available evidence, it is considered more likely than not that all, or some portion, of the net deferred tax assets will not be realized. The Company evaluates its valuation allowance requirements based on projected future operations. When circumstances change and cause a change in management’s judgment about the recoverability of deferred tax assets, the impact of the change on the valuation is reflected in current income. Income tax expense has the sum of current income tax plus the change in deferred tax assets and liabilities.

Discontinued Operations

In December 2019, we discontinued our operation of Dorman -Willis Motors, Inc. and we no longer own any automotive dealerships. We made the decision to exit this business and focus in our core lending, real estate and related services business. In 2019, the discontinued operation had sales of $2,531,563, gross profit of $230,399, operating expenses of $397,689, other expense of $47,928, and a net loss of $166,662 attributed to the company. In 2018, the discontinued operation had sales of $2,936,804, gross profit of $469,642, operating expenses of $712,219, other income of $8,439, and a net loss of $234,138.

Reclassifications

We have reclassified certain prior period amounts in the consolidated financial statements to conform to current period presentation.

Recently Issued Accounting Pronouncements

The Financial Accounting Standards Board has issued the following Accounting Standard Update (“ASU”) 2014-09 Revenue From Contracts with Customers, ASU No. 2016-01, Financial Instruments, ASU 2016-02, Leases, ASU 2016-13, Financial Instruments - Credit Losses, ASU No. 2016-15, Statement of Cash Flows.

Recent accounting pronouncements that the Company has adopted or that will be required to adopt in the future are summarized below.

Legion Capital Corporation and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recently Issued Accounting Pronouncements (Continued)

In January 2016, the FASB issued ASU No. 2016-01, Financial Instruments - Overall (Subtopic 825- 10), Recognition and Measurement of Financial Assets and Financial Liabilities. The provisions of the update require equity investments to be measured at fair value with changes in fair value recognized in net income. However, an entity may choose to measure equity investments that do not have readily determinable fair values at cost minus impairment. The update also simplifies the impairment assessment of equity investments without readily determinable fair values by requiring a qualitative assessment to identify impairment. It also eliminates the requirement to disclose the fair value of financial instruments measured at amortized cost for entities that are not public business entities, and eliminates the requirement for public business entities to disclose the methods and significant assumptions used to estimate the fair value for financial instruments measured at amortized cost on the balance sheet. ASU No. 2016-01 requires public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes. It also requires an entity to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments.

The update requires separate presentation of financial assets and financial liabilities by category and form on the balance sheet or the accompanying notes to the financial statements. In addition, the update clarifies that an entity should evaluate the need for a valuation allowance on a deferred tax asset related to available-for-sale securities in combination with the entity’s other deferred tax assets. For an emerging growth company, the amendments in the update are effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. The adoption of this ASU did not have a material impact on the Company’s financial statements. The Company adopted ASU No. 2016-01 on the January 1, 2019.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), Conforming Amendments Related to Leases. This ASU amends the codification regarding leases in order to increase transparency and comparability. The ASU requires companies to recognize lease assets and liabilities on the balance sheet and disclose key information about leasing arrangements. A lessee would recognize a liability to make lease payments and a right-of-use asset representing its right to use the leased asset for the lease term. For an emerging growth company, the amendments in the update are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. The adoption of this ASU is not expected to have a material effect on the Company’s financial statements. The Company will adopt ASU No. 2016-02 on the December 31, 2020 financial statements and the interim periods during the year ending December 31, 2021.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments. The amendments introduce an impairment model that is based on expected credit losses (“ECL”), rather than incurred losses, to estimate credit losses on certain types of financial instruments (ex. loans and held to maturity securities), including certain off-balance sheet financial instruments (ex. Commitments to extend credit and standby letters of credit that are not unconditionally cancellable). The ECL should consider historical information, current information, and reasonable and supportable forecasts, including estimates of prepayments, over the contractual term. An entity must use judgment in determining the relevant information and estimation methods that are appropriate in its circumstances. Financial instruments with similar risk characteristics may be grouped together when estimating the ECL. The ASU also amends the current available for sale security impairment model for debt securities whereby credit losses relating to available for sale debt securities should be recorded through an allowance for credit losses. For an emerging growth company, the amendments in the update are effective for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. The amendments will be applied through a modified retrospective approach, resulting in a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective. The Company is currently planning for the implementation of this accounting standard. It is too early to assess the impact this guidance will have on the Company’s financial statements. The Company will adopt ASU No. 2016-13 on the December 31, 2021 financial statements and the interim periods during the year ending December 31, 2022.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. The amendments in this ASU clarify the proper classification for certain cash receipts and cash payments, including clarification on debt prepayment or debt extinguishment costs, settlement of zero-coupon debt instruments, contingent consideration payments made after a business combination, proceeds from the settlement of insurance claims, and proceeds from the settlement of corporate-owned life insurance policies, including bank-owned life insurance policies, among others. For an emerging growth company, the amendments in the update are effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. The adoption of this ASU is not expected to have a material effect on the Company’s financial statements. The Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations. The Company adopted ASU No. 2016-01 on January 1, 2019

Legion Capital Corporation and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 3: LIQUIDITY AND GOING CONCERN

The Company has sustained recurring losses and negative cash flows from operations. Over the past year, the Company’s operations have been funded, in part, through debt financing. As of December 31, 2019, the Company had approximately $750,000 of unrestricted cash. The Company continues to obtain debt and equity financing as well as grow its portfolio of notes receivable and therefore believes that, as a result, it currently has sufficient cash, anticipated financing commitments and projected income to meet its operating and funding requirements over the next year. However, the Company has experienced and continues to experience negative cash flows from operations, as well as an ongoing requirement for substantial additional capital investment. The Company expects that it will need to raise substantial additional capital to accomplish its business plan over the next several years. The Company expects to seek to obtain additional funding through a bank credit facility, public or private offerings, or private equity. There can be no assurance as to the availability or terms upon which such financing and capital might be available in the future.

NOTE 4: BUSINESS LOANS RECEIVABLE

Business loans receivable of $18,990,272 are secured, along with annual interest at rates from 8% to 25%, with maturity dates through January 2022. The balance of the allowance for credit losses as of December 31, 2019 and December 31, 2018 was $759,360 and $664,901 respectively. The following table summarizes the maturity dates:

Business loans receivable due on or before December 31, 2020	$14,204,465
Business loans receivable due after December 31, 2020	4,785,807
Gross business loans receivable	18,990,272
Less deferred interest and origination fees	(874,639)
Less allowance for credit losses	(759,360)
$17,356,273

The following table presents (a) impaired loans with specific allowances and the amount of such allowances and (b) loans not impaired as of December 31, 2019:

	Investment Value	Specific Allowance

December 31, 2019
Notes receivable with specific allowances – individually evaluated	$3,100,663	$759,360
Notes receivable without specific allowances – individually evaluated	15,889,609	-
Total	$18,990,272	$759,360

The following table presents our credit quality indicators as of December 31, 2019:

Investment Value
Performing loans	$15,889,609

Non-performing loans	$3,100,663

Total impaired loans	$3,100,663

NOTE 5: PROPERTY AND EQUIPMENT

The major classifications of property and equipment are summarized as follows:

	December 31,	December 31,
	2019	2018
Furniture and equipment	$25,380	$25,380
Less accumulated depreciation	(13,451)	(9,800)

Property and equipment, net	$11,929	$15,580

Depreciation expense for the years ended December 31, 2019 and 2018, was $3,650 and $4,880, respectively.

Legion Capital Corporation and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 6: ASSET HELD FOR SALE

During 2017, the Company repossessed a property on which it had a mortgage receivable. During the year ended December 31, 2018, the property was sold for a loss of $55,360.

In January 2019, the Company acquired a 2 acre parcel of commercial property in the Lake Nona area of Orlando, Florida. The Company, through a subsidiary, Legion Ajay, LLC, owns 51% of that property and has it listed for sale.

NOTE 7: INVESTMENTS

During 2019, the Company took ownership of two commercial properties on which it had outstanding business loans receivable. One property is located in Sanford/Lake Mary, Florida and the second property is located in Sandersville, Georgia. These properties are recorded in the consolidated financial statements at $1,412,320 and $137,679 respectively.

NOTE 8: NOTES PAYABLE

As of December 31, 2019, and 2018, the Company had unsecured Notes payable in the aggregate amount of $2,040,591 and 2,286,984 with interest at 7% to 12%, per annum for a period of 6 and 60 months.

As of December 31, 2019 and 2018, the Company had secured Notes payable in the aggregate amount of $14,615,803 and $6,504,383, respectively, with interest at 7% to 12%, per annum for a period of 6 and 60 months. These loans were secured by the underlying business loans receivable to the Company in the amount of $18,990,272 for December 31, 2019 and $14,683,476 for December 31, 2018. The outstanding secured notes payable are always 100% collateralized by business loans receivable.

The weighted average interest rate for our notes payable, broken down by current and long-term portion is:

Current Portion 2018: 9.1%

Long Term Portion 2018: 8.2%

Current Portion 2019: 8.8%

Long Term Portion 2019: 9.7%

Legion Capital Corporation and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 8: NOTES PAYABLE (CONTINUED)

The aggregate maturity on the notes payable as of December 31, 2019 are as follows:

2020	$7,173,704
2021	3,214,804
2022	3,490,684
2023 and thereafter	2,777,202
Total notes payable	16,656,394
Less current portion	7,173,704
Notes payable, long-term portion	$9,482,690

For the years ended December 31, 2019 and 2018, total interest expense on these notes payable was $1,246,098 and $467,585, respectively.

NOTE 9: SHAREHOLDERS’ EQUITY

During the year ended December 31, 2018, the Company sold 2,387,547 shares of no par value common stock, and received $3,125,451. The common stock sold included shares as part of the Company’s Regulation A+ initial public offering of stock. The Company sold no shares during the year ended December 31, 2019. During the year ended December 31, 2019, the Company repurchased and retired 37,720 shares of its common stock for $76,592.

NOTE 10: STOCK OPTIONS

In November 2017, the Company granted 3 million stock options to BGA Holdings, LLC (BGA)(managed by Joseph B. Hilton). 2 million of these options were immediately vested with the remaining 1 million not being vested until and unless a 3 year employment agreement is entered into by Mr. Hilton. The options have a strike price and term as follows:

Option 1: 500,000 at $1.75 per share, not vested, 10 year term

Option 2: 500,000 at $1.25 per share, not vested, 10 year term

Option 3: 2,000,000 at $1.00 per share, fully vested, 10 year term

The weighted-average grant-date fair value of options granted during the year ended December 31, 2017 was $0.94. The options to Mr. Hilton’s company were issued in consideration of cancellation of 2 million shares previously agreed to be issued to Mr. Hilton’s company.

On June 27, 2018, the Company entered into a “Purchase of Stock Options and Lock Up Agreement” with BGA, in which the Company repurchased 496,333 shares of Option #3 above for $100,000. As consideration for the repurchase, a 5-year lock up period was added to the remaining shares of Option #3, and all shares of Options 1 & 2. The lock up period commenced December 27, 2017, and expires December 26, 2022, and BGA may not sell the remaining options or the shares underlying the options earlier than June 30, 2023. However, if certain conditions are not met by the Company, up to 5% of the options held by BGA may be sold in any 12-month period, subsequent to December 27, 2020.

The fair value of the Company’s common stock option grants is estimated using a Black-Scholes option pricing model, which uses certain assumptions related to risk-free interest rates, expected volatility, expected life of the common stock options, and future dividends. Compensation expense is recorded based upon the value derived from the Black-Scholes option pricing model and based on actual experience. The assumptions used in the Black-Scholes option pricing model could materially affect compensation expense recorded in future periods.

The following range of assumptions in the Black-Scholes option pricing model was used to determine fair value of the options issued in November of 2017 and on June 27, 2018:

Expected Dividend Yield—The Company has never paid dividends and does not expect to pay dividends.

Risk-Free Interest Rate—The risk-free interest rate was based on the market yield currently available on United States Treasury securities with maturities approximately equal to the option’s expected term.

Legion Capital Corporation and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 10: STOCK OPTIONS (CONTINUED)

Expected Term—Expected term represents the period that the Company’s stock-based awards are expected to be outstanding. The Company’s assumptions about the expected term have been based on that of companies that have a similar industry, life cycle, revenue, and market capitalization and the historical data on employee exercises.

Expected Volatility—The expected volatility is based on the historical stock volatilities of several of the Company’s publicly listed comparable companies over a period equal to the expected terms of the options, as the Company does not have a long trading history.

Forfeiture Rate—The Company has not experienced significant exercise activity on stock options. The Company determines the expected term of its stock option awards issued using the simplified method. The simplified method assumes each vesting tranche of the award has a term equal to the midpoint between when the award vests and when the award expires.

Each of the inputs discussed above is subjective and generally requires significant management judgment. The Company utilizes the following inputs to calculate its options as of December 31, 2017, and June 27, 2018:

	Grant	Modification
	Date	Date
Volatility:	43%	35%
Expected terms (in years):	10	10
Risk Free Rate:	2.42%	2.83%

A summary of the option activity as of December 31, 2019 is presented below:

	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term
Outstanding at December 31, 2018	2,503,067	$1.25	9 years
Vested at December 31, 2018	1,503,067	$1.25	9 years
Non-vested at December 31, 2018	1,000,000	$1.25	9 years
Outstanding at December 31, 2019	2,503,067	$1.25	8 years
Non-vested at December 31, 2019	1,000,000	$1.25	8 years
Vested at December 31, 2019	1,503,067	$1.25	8 years

Total stock compensation expense for the year ended December 31, 2019 and 2018 was $-0-.

NOTE 11: INCOME TAXES

The Company did not provide any Federal and State income tax for the years ended December 31, 2019 and 2018, due to the Company’s net losses.

Deferred tax assets and liabilities reflect the effects of tax losses, credits and the future income tax effects of temporary differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates that apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Future taxable income is expected to be subject a federal tax rate of 21% and a state tax rate of 5.5%.

Legion Capital Corporation and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 11: INCOME TAXES (CONTINUED)

The following table reconciles the U.S. statutory rates to the Company’s effective tax rate for the years ended December 31, 2019 and 2018:

	Year ended December 31
	2019	2018
Federal statutory rate	21.0%	21.0%
State statutory rate	4.3%	4.3%
Valuation allowance	(25.3)%	(25.3)%
Effective tax rate	0.0%	(0.0)%

As of December 31, 2019 and 2018, the Company had a deferred tax asset in the amount of $2,118,025 and $1,973,279, respectively. The Company had a valuation allowance of $2,118,025 and $1,973,279 as of December 31, 2019 and 2018, respectively. The valuation allowance increased by $144,746 and $797,759 during the years ended December 31, 2019 and 2018, respectively. The Company believes that such assets did not meet the more likely than not criteria to be recoverable through projected future profitable operations in the foreseeable future.

On December 22, 2017, the “Tax Cuts and Jobs Act” (the “Act”) was enacted. Under the provisions of the Act, the U.S. corporate tax rate decreased from 34% to 21% beginning in 2018. Accordingly, we have re-measured our deferred tax assets as of December 31, 2017. However, this re-measurement had no effect on the Company’s income tax expense as the Company provides a 100% valuation allowance on its deferred tax assets.

	December 31, 2019	December 31, 2018
Deferred taxes consist of:

Net Operating Loss Carryforward	$1,892,085	$1,715,473
Allowance for Doubtful Accounts	192,118	168,220
Cash Basis Tax Adjustments	33,822	89,586
Subtotal	2,118,025	1,973,279
Valuation allowance	(2,118,025)	(1,973,279)
Net deferred taxes	$-	$-

The Company’s net operating loss carry forward for income tax purposes as of December 31, 2019, was approximately $7,480,000 and may be offset against future taxable income through 2038. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited.

Effective January 1, 2007, the Company adopted FASB guidance that addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under this guidance, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The FASB also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. As of December 31, 2019 and 2018, the Company does not have a liability for unrecognized tax benefits.

NOTE 12: LEASES

The Company leases its office under a month to month lease with a company controlled by the Company CEO, for monthly payments of $8,734 plus sales tax and parking costs.

In 2018 and 2019, the Company leased commercial property for the Dorman Willis automobile dealership at the rate of $2,500 per month, on a month to month basis. As of December 31, 2019, the Company no longer held any ownership interest in that business.

Rent expense for the above leases was $104,809 and $110,713 for the years ended December 31, 2019 and 2018, respectively.

NOTE 13: RELATED PARTY TRANSACTIONS

The Company leases its office under a month to month lease with a company controlled by the Company CEO, for monthly payments of $8,734 plus sales tax and parking costs.

In 2019, Alpine Funding, LLC, a company owned by James Byrd and Shane Hackett, made a $150,000 loan to Legion Capital to participate as a co-lender in one of the Company’s mortgage loans. The loan is for 12 months with interest at 12% per annum and monthly payments of interest only; $100,000 of the $150,000 has been repaid and $50,000 remains outstanding at December 31, 2019. Interest paid during the year ended December 31, 2019 was $9,585.

Legion Capital Corporation and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 14: ACQUISITIONS

Effective as of January 1, 2018, the Company acquired all of the stock of Dorman - Willis Motors, Inc., an automobile dealership. The Company formed Legion Transportation to own these automotive and other transportation assets. No cash was paid for this acquisition, but the dealership was acquired subject to the business loan owed to Legion of $696,768. The purchase price allocation of Dorman-Willis Motors, Inc. of $696,768 consisted of cash of $42,436, accounts receivable of $399,667, inventory of $1,030,683, prepaid expenses of $16,432, fixed assets of $117,345, accounts payable of $97,256 and floorplan notes payable of $812,539.

In July 2019, the Company sold the stock of Dorman-Willis to Legion Anderson Sales & Service (“Lass”) an entity that the Company owned 50% of. As of December 31, 2019, the Company sold its 50% of Lass to the other owner and no longer held any ownership in that business.

On February 22, 2018, the Company acquired the rights to acquire a 100% interest in a maritime renovation and sales company and simultaneously sold said rights and said interest to a third party, and now holds a $1.7 million secured loan on the assets of that company and the buyer of the company. There was no gain or loss on the above referenced acquisition and simultaneous resale. A write off of this loan in the approximate amount of $792,000 was taken by the Company at December 31, 2018.

NOTE 15: SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid during the years ended December 31:

	2019	2018
Cash paid for interest	$1,246,098	$534,951

Cash paid for income taxes	$-	$-

Supplemental non-cash investing and financing activities for the years ended December 31:

In 2019, the Company received the sale price of $850,000 in the form of a note receivable in connection with the sale of Dorman-Willis Motors, Inc. (discontinued operations).

In 2018, the Company repurchased 496,933 of stock options for the amount of $100,000. As part of this transaction, the Company has accrued $31,500 that has not been paid. This amount has been included under the caption of “Accounts payable and accrued expense” as of December 31, 2018.

NOTE 16: SUBSEQUENT EVENTS

In preparing these financial statements, management has evaluated events and transactions for potential recognition or disclosure through May 11, 2020, the date the financial statements were available to be issued.

Subsequent to December 31, 2019, the Company has loaned the approximate sum of $706,600 in new or increased business loans (net of principal paybacks) and has borrowed approximately $712,000 as new notes payable (net of principal paybacks) to fund said business loans, potential new loans and for working capital. Interest on said notes payable ranges from 6% to 12% per annum.

On January 30, 2020, the World Health Organization declared the coronavirus outbreak a “Public Health Emergency of International Concern” and on March 11, 2020, declared it to be a pandemic. Actions taken in the Untied States and around the world to help mitigate the spread of the coronavirus include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. The coronavirus and actions taken to mitigate the spread of it have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical areas in which the Company operates. On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) was enacted to amongst other provisions, provide emergency assistance for individuals, families and businesses affected by the coronavirus pandemic.

It is unknown how long the adverse conditions associated with the coronavirus will last and what the complete financial effect will be to the company. If the pandemic continues and conditions worsen, the Company may experience a disruption in operations as well as a decline in revenue activities and the possible impairment of its outstanding loans in the future.

Legion Capital Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

	June 30, 2020	December 31, 2019
	(unaudited)
Assets
Current assets:
Cash	$660,259	$750,812
Other receivables	487,540	625,432
Business loans receivable, net	15,382,026	13,070,463
Prepaid expenses and other current assets	16,237	18,957

Total current assets	16,546,062	14,465,664

Property and equipment, net	10,104	11,929
Deferred offering costs	292,695	85,000
Investments	1,549,999	1,549,999
Assets held for sale	370,113	370,113
Business loans receivable, net	2,553,379	4,285,810

Total assets	$21,322,352	$20,768,515

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable and accrued expense	$563,988	$588,842
Notes payable	8,609,147	7,173,704

Total current liabilities	9,173,135	7,762,546

Notes payable, less current portion	9,178,654	9,482,690

Total liabilities	18,351,789	17,245,236

Shareholders’ equity
Preferred stock, $1,000 par value, 20,000 shares authorized and 45 and 0 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	45,000	-
Common stock, no par value, 100,000 shares authorized and 16,395,437 and 16,413,548 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	7,556,392	7,575,702
Deferred stock compensation	(314,188)	(314,188)
Additional paid in capital	983,188	983,188
Deficit	(11,873,612)	(11,295,206)

Legion Capital Corporation equity	(3,603,220)	(3,050,504)

Non-controlling interest - preferred stock of subsidiary	6,573,783	6,573,783

Total shareholders’ equity	2,970,563	3,523,279

Total liabilities and shareholders’ equity	$21,322,352	$20,768,515

See accompanying notes to unaudited condensed consolidated financial statements.

Legion Capital Corporation and Subsidiaries

Condensed Consolidated Statements of Operations

(unaudited)

	For the Six Months Ended
	June 30, 2020	June 30, 2019
Revenue
Interest income	$701,786	$422,539
Participation fees	489,500	38,400
Origination fees	109,171	438,520
Other	11,760	96,515
	1,312,217	995,974

Expenses:
Selling expenses	(17,168)	(66,666)
Bad debt expense	(10,944)	-
General and administrative expense	(795,478)	(1,467,038)
	(823,590)	(1,533,704)

Operating income (loss)	488,627	(537,730)

Other income (expense)
Interest expense	(672,606)	(592,530)

Net loss from continuing operations	(183,979)	(1,130,260)

Net loss from discontinued operations	-	(118,026)

Net loss	(183,979)	(1,248,286)

Less: Dividends on preferred membership units of subsidiary	(394,427)	(396,945)

Net Loss - common shareholders	$(578,406)	$(1,645,231)

Net loss per common share – continuing operations, basic and diluted	(0.04)	(0.09)
Net loss per common share – discontinued operations, basic and diluted	-	(0.01)
Net loss per common share - basic and diluted	$(0.04)	$(0.10)

Weighted average shares outstanding - basic and diluted	16,402,159	16,440,888

See accompanying notes to unaudited condensed consolidated financial statements.

Legion Capital Corporation and Subsidiaries

Condensed Consolidated Statement of Changes in Shareholders’ Equity

(unaudited)

	$1,000 par value Preferred Stock		No par value Common Stock		Deferred Stock	Additional Paid-in		Non- controlling interest- preferred stock issued by
	Shares	Amount	Shares	Amount	Compensation	Capital	Deficit	subsidiary	Total
December 31, 2019	0	$0	16,413,548	$7,575,702	$(314,188)	$983,188	$(11,295,206)	$6,573,783	$3,523,279

Shares repurchased for cash (preferred stock)	45	45,000			-	-	-	-	45,000

Shares issued for cash (preferred stock)			(18,111)	(19,310)					(19,310)

Preferred membership units of subsidiary redeemed for cash	-	-			-	-	-	-	-

Preferred membership units of subsidiary	-	-			-	-	-	(394,427)	(394,427)

Net loss	-	-			-	-	(578,406)	394,427	(183,979)

June 30, 2020	45	$45,000	16,395,437	$7,556,392	$(314,188)	$983,188	$(11,873,612)	$6,573,783	$2,970,563

						Non-
						controlling
						interest-
						preferred
	No par value Common Stock		Deferred Stock	Additional Paid-in		stock issued by
	Shares	Amount	Compensation	Capital	Deficit	subsidiary	Total

December 31, 2018	16,451,268	$7,652,294	$(314,188)	$983,188	$(8,811,022)	$6,708,783	$6,219,055

Shares redeemed for cash (and retired)	(19,000)	(23,750)	-	-	-	-	(23,750)

Preferred membership units of subsidiary redeemed for cash	-	-	-	-	-	(135,000)	(135,000)

Preferred membership units of subsidiary	-	-	-	-	-	(396,945)	(396,945)

Net loss	-	-	-	-	(1,645,231)	396,945	(1,248,286)

June 30, 2019	16,432,268	$7,628,544	$(314,188)	$983,188	$(10,456,253)	$6,573,783	$4,415,074

See accompanying notes to unaudited condensed consolidated financial statements.

Legion Capital Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Six months ended June 30,
	2020	2019
Operating activities:
Net income (loss)	$(183,979)	$(1,248,286)
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	1,825	2,939
Change in operating assets and liabilities:
Other receivables	137,892	(122,087)
Issuance of business loans	(2,081,018)	(3,279,991)
Repayments of business loans	1,501,886	1,344,195
Prepaid expenses and other current assets	2,720	(581,951)
Accounts payable and accrued expenses	(24,854)	6,053
Discontinued operations	-	320,619

Net cash from operating activities	(645,528)	(3,558,509)

Investing activities:
Discontinued operations	-	11,203

Net cash from investing activities	-	11,203

Financing activities:
Proceeds from notes payable	2,141,407	5,313,995
Payments on notes payable	(1,010,000)	(981,833)
Proceeds issuance of preferred stock	45,000	-
Repurchase of common stock	(19,310)	(23,750)
Repurchase of preferred stock of subsidiary		(135,000)
Deferred offering costs	(207,695)	-
Preferred membership distributions - subsidiaries	(394,427)	(396,945)
Discontinued operations	-	(228,691)

Net cash from financing activities	554,975	3,547,776

Net increase (decrease) in cash	(90,553)	470

Cash-beginning	750,812	297,752

Cash-ending	$660,259	$298,222

Supplemental data:

Interest paid	$672,606	$592,530

See accompanying notes to unaudited condensed consolidated financial statements.

Legion Capital Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(unaudited)

NOTE 1: BUSINESS

Legion Capital Corporation was originally incorporated as GreenSky Corporation on August 7, 2015 in Delaware and merged with Legion Capital Corporation (the “Company”), a Florida Corporation on January 15, 2016. The Company is a holding company with operating subsidiaries in the areas of commercial lending, real estate and real estate services, management and marketing. We provide secured lending to real estate developers and builders, business owners and entrepreneurs in select industries. Legion operates as a single segment business in multiple industries.

Below is a list of our operating subsidiaries and activity:

●	Legion Lending Group, LLC. Legion Lending Group, through several single purpose entities, is a small business finance company that provides direct financing for small business and real estate developers and entrepreneurs.

●	Legion Property Holdings, LLC (formerly Legion Development Group, LLC). Legion Property Holdings, LLC, through several single purpose entities, is a company that owns and holds interests in real estate and real estate developments. We partner with developers and builders to develop and build both commercial and residential real estate.

●	Legion Title, LLC. Legion Title, LLC is a title agency that provides title insurance and closing services for Legion transactions.

●	In January 2018, the Company formed Hilton Blockchain Systems, LLC for the purpose of providing certain educational programs related to digital currency. That business has been discontinued as of December 31, 2019.

●	In February 2018, the Company formed Legion Bellaviva, LLC for the purpose of financing a real estate development project in Central Florida. That business has been discontinued as of December 31, 2019.

●	In March 2018, the Company formed Legion Transportation Group, LLC to operate and manage an automotive dealership. That business has been sold and discontinued as of December 31, 2019.

●	In May 2018, the Company formed Legion Commercial Finance, LLC for the purpose of making loans to certain real estate development projects.

Legion Capital Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(unaudited)

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements of Legion Capital Corporation and its wholly-owned subsidiaries (collectively the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and the rules of the Securities and Exchange Commission (“SEC”). In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of consolidated financial position presented have been reflected herein.

Principles of Consolidation

For the six months ended June 30, 2020, Legion Capital Corporation and its subsidiaries Legion Lending Group, LLC, Legion Lending III, LLC, Legion Property Holdings, LLC, Legion Funding, LLC, Legion L Select, LLC, Legion Commercial Finance, LLC, Legion Title, LLC, Legion Finance, LLC, Legion Ajay, LLC, Legion Lake Mary I, LLC and 730 Harris Street, LLC, have been consolidated for financial statement purposes. All significant intercompany transactions and balances have been eliminated in consolidation

For the year ended December 31, 2019, the Company, Legion Capital Corporation and its subsidiaries Legion Lending Group, LLC, Legion Lending III, LLC, Legion Funding LLC, Legion Marketing, LLC, Legion Management Group, LLC, Legion L Select, LLC, Legion Title LLC, Legion Commercial Finance, LLC, Legion Ajay, LLC, Legion Lake Mary I, LLC and 730 South Harris Street, LLC, have been consolidated for financial statement purposes. All significant intercompany transactions and balances have been eliminated in consolidation.

Reporting Segment

We are a holding company operating in one reportable segment, lending and related services within multiple industries. Every other aspect of our business is part of that core business.

Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid investments purchased with a maturity of three (3) months or less to be cash equivalents.

Cash accounts are insured at the Federal Deposit Insurance Corporation limits of $250,000 per bank. At times throughout the year, such bank balances may have exceeded the federally insured limit. As of June 30, 2020, approximately $410,000 of cash was not covered by insurance.

Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Legion Capital Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(unaudited)

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Business Loans Receivable

In accordance with the guidance of ASC Topic 942, Financial Services - Depository and Lending, the Company reports loans and trade receivables not held for sale on the date of the consolidated financial statements at their outstanding principal balances, reduced by an allowance for loan losses. The allowance for loan losses was $759,360, as of June 30, 2020 and December 31, 2019, respectively.

The primary credit quality indicators are paired to changes in overall market/industry valuations as well as changes in more specific pledged collateral valuations to evaluate a performing and non-performing business loans receivable on an individual basis. Most portfolio loans are established with significant amounts of prepaid interest and are 1-2 years in duration. Business loans receivable are considered on non-accrual or past due status on an individual basis. When an asset or investment becomes distressed due to changes in industry valuation, business valuations and ability to generate cash flow or repay debt, each distressed or non-performing asset is evaluated on an individual case by case basis for restructuring and/or liquidation, and at that time an estimated allowance is recorded.

The Company reviews each loan and we update our market analysis, appraisals and other valuation information at the end of each accounting period and at the end of each accounting period the Company conducts a full review of all loans and their respective valuations internally.

The Company’s policy on our nonaccrual loans is as follows: (a) determine whether the principal balance of the loan will not be collectible; (b) if we deem the principal to be collectible (secured by collateral and/or guarantees), then the payment is first applied to late fees and other charges; (c) any amounts in excess of late fees and other charges are then applied to any interest that would be due and any remaining amount is applied to principal; (d) if the loan is deemed to not be collectible, then the payment is applied to principal.

Prior to entering into an agreement to modify any of our loans, we conduct a review and analysis of the current status of the loan and underlying collateral to determine whether such loan should be considered a troubled asset prior to modification. As we are primarily an asset-based lender, the main factor we analyze is the current value of the underlying collateral and whether we still consider the loan to be collectable, in accordance with its terms presently and as modified. As a lender, we consider a modification to be a troubled debt restructuring if a material portion of the original principal of the loan is forgiven.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation or amortization. Depreciation is recorded using the straight-line method over the estimated useful lives of the related assets, which range from three to seven years. Leasehold improvements are amortized over the shorter of the expected useful lives of the related assets or the lease term.

Legion Capital Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(unaudited)

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Intangible Assets

The Company accounts for its intangible assets in accordance with the authoritative guidance issued by the ASC Topic 350 - Goodwill and Other. Intangibles are valued at their fair market value and are amortized taking into account the character of the acquired intangible asset and the expected period of benefit. The Company evaluates intangible assets, at a minimum, on an annual basis and whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated undiscounted future cash flows.

The cost of internally developing, maintaining and restoring intangible assets that are not specifically identifiable, that have indeterminate lives, or that are inherent in a continuing business and related to an entity as a whole, are recognized as an expense when incurred.

An intangible asset with a definite useful life is amortized; an intangible asset with an indefinite useful life is not amortized until its useful life is determined to be no longer indefinite. The remaining useful lives of intangible assets not being amortized are evaluated at least annually to determine whether events and circumstances continue to support an indefinite useful life.

There were no indications of impairment based on management’s assessment of these assets at December 31, 2019 and 2018. Factors we consider important that could trigger an impairment review include significant underperformance relative to historical or projected future operating results, significant changes in the manner of the use of the assets or the strategy for our overall business, and significant negative industry or economic trends. If current economic conditions worsen causing decreased revenues and increased costs, we may have to recognize an impairment charge to our intangible assets.

Long-Lived Assets

The Company reviews long-lived assets (primarily comprised of property, equipment and leasehold improvement, and assets held for sale) for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability of an asset to be held and used is measured by a comparison of the carrying amount of the asset to future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying value of the asset exceeds the fair value of the asset. As of June 30, 2020, and December 31, 2019, the Company did not recognize any impairment on its long-lived assets.

Revenue Recognition

Effective January 1, 2019, the Company adopted Accounting Standards Update ASU 2014-09, Revenue from contracts with Customers – Topic 606, and all subsequent ASUs that modified ASC 606. The Company has elected to apply the standard to all prior periods presented utilizing the full retrospective approach. The implementation of the new standard had no material impact on the measurement or recognition of revenue of current and prior periods presented.

The main types of noninterest income within the scope of the standard includes origination fees and other service fees, which include all pre-loan fees charged to our clients or on our projects. Revenue from origination fees is recognized on a monthly basis over the term of the contract as the Company performs these services and has an unconditional right to the consideration.

The Company also has participation fees related to real estate development projects and are recognized at a defined point in time upon completion of the transaction, meeting contract milestones or at loan maturity, depending on the terms of the contract.

Fair Value of Financial Instruments

FASB ASC 825, Disclosure about Fair Value of Financial Instruments, requires disclosure of the fair value of financial instruments when it is practical to estimate. Management believes the carrying values of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and notes payable are reasonable estimates of their fair value because of their short-term nature and interest rates.

Legion Capital Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(unaudited)

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Equity-Based Compensation

The Company accounts for equity instruments issued to employees in accordance with the provisions of ASC 718 Stock Compensation (ASC 718). The computation of the expense associated with stock-based compensation requires the use of a valuation model. The FASB issued accounting guidance requires significant judgment and the use of estimates, particularly surrounding Black-Scholes assumptions such as stock price volatility, expected option lives, and expected option forfeiture rates, to value equity-based compensation. We currently use a Black-Scholes option pricing model to calculate the fair value of our stock options. We primarily use historical data to determine the assumptions to be used in the Black-Scholes model and have no reason to believe that future data is likely to differ materially from historical data. However, changes in the assumptions to reflect future stock price volatility and future stock award exercise experience could result in a change in the assumptions used to value awards in the future. This accounting guidance requires the recognition of the fair value of stock compensation in net income. Although every effort is made to ensure the accuracy of our estimates and assumptions, significant unanticipated changes in those estimates, interpretations and assumptions may result in recording stock compensation expense that may materially impact our financial statements for each respective reporting period.

Income Taxes

The Company accounts for income taxes under the provisions of ASC 740 “Accounting for Income Taxes,” which requires a company to first determine whether it is more likely than not (which is defined as a likelihood of more than fifty percent) that a tax position will be sustained based on its technical merits as of the reporting date, assuming that taxing authorities will examine the position and have full knowledge of all relevant information. A tax position that meets this more likely than not threshold is then measured and recognized at the largest amount of benefit that is greater than fifty percent likely to be realized upon effective settlement with a taxing authority.

Deferred income taxes are recognized for the tax consequences related to temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for tax purposes at each year end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is recognized when, based on the weight of all available evidence, it is considered more likely than not that all, or some portion, of the net deferred tax assets will not be realized. The Company evaluates its valuation allowance requirements based on projected future operations. When circumstances change and cause a change in management’s judgment about the recoverability of deferred tax assets, the impact of the change on the valuation is reflected in current income. Income tax expense has the sum of current income tax plus the change in deferred tax assets and liabilities.

Discontinued Operations

In December 2019, we discontinued our operation of Dorman -Willis Motors, Inc. and we no longer own any automotive dealerships. We made the decision to exit this business and focus in our core lending, real estate and related services business. In 2019, the discontinued operation had sales of $2,531,563, gross profit of $230,399, operating expenses of $397,689, other expense of $47,928, and a net loss of $166,662 attributed to the company. In 2018, the discontinued operation had sales of $2,936,804, gross profit of $469,642, operating expenses of $712,219, other income of $8,439, and a net loss of $234,138.

Reclassifications

We have reclassified certain prior period amounts in the consolidated financial statements to conform to current period presentation.

Recently Issued Accounting Pronouncements

The Financial Accounting Standards Board has issued the following Accounting Standard Update (“ASU”) 2014-09 Revenue From Contracts with Customers, ASU No. 2016-01, Financial Instruments, ASU 2016-02, Leases, ASU 2016-13, Financial Instruments - Credit Losses, ASU No. 2016-15, Statement of Cash Flows.

Recent accounting pronouncements that the Company has adopted or that will be required to adopt in the future are summarized below.

Legion Capital Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(unaudited)

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recently Issued Accounting Pronouncements (Continued)

In January 2016, the FASB issued ASU No. 2016-01, Financial Instruments - Overall (Subtopic 825- 10), Recognition and Measurement of Financial Assets and Financial Liabilities. The provisions of the update require equity investments to be measured at fair value with changes in fair value recognized in net income. However, an entity may choose to measure equity investments that do not have readily determinable fair values at cost minus impairment. The update also simplifies the impairment assessment of equity investments without readily determinable fair values by requiring a qualitative assessment to identify impairment. It also eliminates the requirement to disclose the fair value of financial instruments measured at amortized cost for entities that are not public business entities, and eliminates the requirement for public business entities to disclose the methods and significant assumptions used to estimate the fair value for financial instruments measured at amortized cost on the balance sheet. ASU No. 2016-01 requires public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes. It also requires an entity to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments.

The update requires separate presentation of financial assets and financial liabilities by category and form on the balance sheet or the accompanying notes to the financial statements. In addition, the update clarifies that an entity should evaluate the need for a valuation allowance on a deferred tax asset related to available-for-sale securities in combination with the entity’s other deferred tax assets. For an emerging growth company, the amendments in the update are effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. The adoption of this ASU did not have a material impact on the Company’s financial statements. The Company adopted ASU No. 2016-01 on the January 1, 2019.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), Conforming Amendments Related to Leases. This ASU amends the codification regarding leases in order to increase transparency and comparability. The ASU requires companies to recognize lease assets and liabilities on the balance sheet and disclose key information about leasing arrangements. A lessee would recognize a liability to make lease payments and a right-of-use asset representing its right to use the leased asset for the lease term. For an emerging growth company, adoption is not required until fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021, as recently voted and deferred by FASB. The Company is currently assessing the potential impact ASU 2016-02 will have on its consolidated financial statements. The Company does not expect adoption to have any material impact on its results from operations and financial condition.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments. The amendments introduce an impairment model that is based on expected credit losses (“ECL”), rather than incurred losses, to estimate credit losses on certain types of financial instruments (ex. loans and held to maturity securities), including certain off-balance sheet financial instruments (ex. commitments to extend credit and standby letters of credit that are not unconditionally cancellable). The ECL should consider historical information, current information, and reasonable and supportable forecasts, including estimates of prepayments, over the contractual term. An entity must use judgment in determining the relevant information and estimation methods that are appropriate in its circumstances. Financial instruments with similar risk characteristics may be grouped together when estimating the ECL. The ASU also amends the current available for sale security impairment model for debt securities whereby credit losses relating to available for sale debt securities should be recorded through an allowance for credit losses. For an emerging growth company, the provisions of ASU 2016-13 and the related amendments are effective for fiscal years (and interim reporting periods within those years) beginning after December 15, 2022. The amendments will be applied through a modified retrospective approach, resulting in a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective. The Company is currently planning for the implementation of this accounting standard. It is too early to assess the impact this guidance will have on the Company’s financial statements. The Company will adopt ASU No. 2016-13 on the December 31, 2021 financial statements and the interim periods during the year ending December 31, 2022.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. The amendments in this ASU clarify the proper classification for certain cash receipts and cash payments, including clarification on debt prepayment or debt extinguishment costs, settlement of zero-coupon debt instruments, contingent consideration payments made after a business combination, proceeds from the settlement of insurance claims, and proceeds from the settlement of corporate-owned life insurance policies, including bank-owned life insurance policies, among others. For an emerging growth company, the amendments in the update are effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. The adoption of this ASU is not expected to have a material effect on the Company’s financial statements. The Company adopted ASU No. 2016-01 on January 1, 2019.

The Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Legion Capital Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(unaudited)

NOTE 3: LIQUIDITY AND GOING CONCERN

The Company has sustained recurring losses and negative cash flows from operations. Over the past year, the Company’s operations have been funded, in part, through debt financing. As of June 30, 2020, the Company had approximately $660,000 of unrestricted cash. The Company continues to obtain debt and equity financing as well as grow its portfolio of notes receivable and therefore believes that, as a result, it currently has sufficient cash, anticipated financing commitments and projected income to meet its operating and funding requirements over the next year. However, the Company has experienced and continues to experience negative cash flows from operations, as well as an ongoing requirement for substantial additional capital investment. The Company expects that it will need to raise substantial additional capital to accomplish its business plan over the next several years. The Company expects to seek to obtain additional funding through a bank credit facility, public or private offerings, or private equity. There can be no assurance as to the availability or terms upon which such financing and capital might be available in the future.

NOTE 4: BUSINESS LOANS RECEIVABLE

Business loans receivable of $19,291,035 are secured, along with annual interest at rates from 7.5% to 20%, with maturity dates through January 2022. The balance of the allowance for credit losses as of June 30, 2020 and December 31, 2019 was $759,360. The following table summarizes the maturity dates:

Business loans receivable due on or before June 30, 2021	$16,237,655
Business loans receivable due after June 30, 2021	3,053,380
Gross business loans receivable	19,291,035
Less deferred interest and origination fees	(596,270)
Less allowance for credit losses	(759,360)
$17,935,405

The following table presents (a) impaired loans with specific allowances and the amount of such allowances and (b) loans not impaired as of June 30, 2020:

	Investment Value	Specific Allowance

June 30, 2020
Notes receivable with specific allowances
– individually evaluated	$3,284,626	$759,360
Notes receivable without specific allowances
– individually evaluated	16,006,409	-
Total	19,291,035	$759,360

The following table presents our credit quality indicators as of June 30, 2020:

Investment Value
Performing loans	$16,006,409

Non-performing loans	$3,284,626

Total impaired loans	$3,234,626

Legion Capital Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(unaudited)

NOTE 5: PROPERTY AND EQUIPMENT

The major classifications of property and equipment are summarized as follows:

	June 30, 2020	December 31, 2019
Furniture and equipment	$25,380	$25,380
Less accumulated depreciation	(15,276)	(13,451)

Property and equipment, net	$10,104	$11,929

Depreciation expense for the six months ended June 30, 2020 and the year ended December 31, 2019, was $1,825 and $2,939, respectively.

NOTE 6: ASSET HELD FOR SALE

In January 2019, the Company acquired a 2 acre parcel of commercial property in the Lake Nona area of Orlando, Florida. The Company, through a subsidiary, Legion Ajay, LLC, owns 51% of that property and has it listed for sale.

NOTE 7: INVESTMENTS

During 2019, the Company took ownership of two commercial properties on which it had outstanding business loans receivable. One property is located in Sanford/Lake Mary, Florida and the second property is located in Sandersville, Georgia. These properties are recorded in the consolidated financial statements at $1,412,320 and $137,679 respectively.

NOTE 8: NOTES PAYABLE

As of June 30, 2020, and December 31, 2019, the Company had unsecured Notes payable in the aggregate amount of $2,379,791 and $2,040,591 with interest at 7% to 12%, per annum for a period of 6 and 60 months.

As of June 30, 2020, and December 31, 2019, the Company had secured Notes payable in the aggregate amount of $15,408,010 and $14,615,803, respectively, with interest at 7% to 12%, per annum for a period of 6 and 60 months. These loans were secured by the underlying business loans receivable to the Company in the amount of $19,291,035 for June 30, 2020 and $18,990,272 for December 31, 2019. The outstanding secured notes payable are always 100% collateralized by business loans receivable.

As of June 30, 2020, the Company has loans outstanding beyond the maturity date, net of principal paybacks, in the aggregate amount of $215,000.

In May 2020, the Company received a loan in the amount of $159,200 from the CARES Act Paycheck Protection Program. The loan has a 1% interest rate and a maturity date of May 18, 2022. Later in 2020, the Company expects to file an application requesting forgiveness of the full loan amount.

Legion Capital Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(unaudited)

NOTE 8: NOTES PAYABLE (CONTINUED)

The aggregate maturity on the notes payable as of June 30, 2020 are as follows:

June 30, 2021 and prior	$8,609,147
June 30, 2022	4,533,667
June 30, 2023	1,777,184
June 30, 2024 and thereafter	2,867,803
Total notes payable	17,787,801
Less current portion	8,609,147
Notes payable, long-term portion	$9,178,654

For the six months ended June 30, 2020 and June 30, 2019, total interest expense on these notes payable was $672,606 and $592,530, respectively.

NOTE 9: SHAREHOLDERS’ EQUITY

The common stock sold included shares as part of the Company’s Regulation A+ initial public offering of stock. The Company sold 0 shares of no par value common stock during the six months ended June 30, 2020 and year ended December 31, 2019. During the six months ended June 30, 2020, the Company repurchased and retired 18,111 shares of its common stock for $19,310.

During the six months ended June 30, 2020, the Company sold 45 shares of $1,000 par value preferred stock and received $45,000. The preferred stock sold included shares as part of the Company’s Regulation A offering which was qualified on June 11, 2020.

NOTE 10: STOCK OPTIONS

In November 2017, the Company granted 3 million stock options to BGA Holdings, LLC (BGA)(managed by Joseph B. Hilton). 2 million of these options were immediately vested with the remaining 1 million not being vested until and unless a 3 year employment agreement is entered into by Mr. Hilton. The options have a strike price and term as follows:

Option 1: 500,000 at $1.75 per share, not vested, 10 year term

Option 2: 500,000 at $1.25 per share, not vested, 10 year term

Option 3: 2,000,000 at $1.00 per share, fully vested, 10 year term

The weighted-average grant-date fair value of options granted during the year ended December 31, 2017 was $0.94. The options to Mr. Hilton’s company were issued in consideration of cancellation of 2 million shares previously agreed to be issued to Mr. Hilton’s company.

On June 27, 2018, the Company entered into a “Purchase of Stock Options and Lock Up Agreement” with BGA, in which the Company repurchased 496,333 shares of Option #3 above for $100,000. As consideration for the repurchase, a 5-year lock up period was added to the remaining shares of Option #3, and all shares of Options 1 & 2. The lock up period commenced December 27, 2017, and expires December 26, 2022, and BGA may not sell the remaining options or the shares underlying the options earlier than June 30, 2023. However, if certain conditions are not met by the Company, up to 5% of the options held by BGA may be sold in any 12-month period, subsequent to December 27, 2020.

The fair value of the Company’s common stock option grants is estimated using a Black-Scholes option pricing model, which uses certain assumptions related to risk-free interest rates, expected volatility, expected life of the common stock options, and future dividends. Compensation expense is recorded based upon the value derived from the Black-Scholes option pricing model and based on actual experience. The assumptions used in the Black-Scholes option pricing model could materially affect compensation expense recorded in future periods.

The following range of assumptions in the Black-Scholes option pricing model was used to determine fair value of the options issued in November of 2017 and on June 27, 2018:

Expected Dividend Yield—The Company has never paid dividends and does not expect to pay dividends.

Risk-Free Interest Rate—The risk-free interest rate was based on the market yield currently available on United States Treasury securities with maturities approximately equal to the option’s expected term.

Legion Capital Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(unaudited)

NOTE 10: STOCK OPTIONS (CONTINUED)

Expected Term—Expected term represents the period that the Company’s stock-based awards are expected to be outstanding. The Company’s assumptions about the expected term have been based on that of companies that have a similar industry, life cycle, revenue, and market capitalization and the historical data on employee exercises.

Expected Volatility—The expected volatility is based on the historical stock volatilities of several of the Company’s publicly listed comparable companies over a period equal to the expected terms of the options, as the Company does not have a long trading history.

Forfeiture Rate—The Company has not experienced significant exercise activity on stock options. The Company determines the expected term of its stock option awards issued using the simplified method. The simplified method assumes each vesting tranche of the award has a term equal to the midpoint between when the award vests and when the award expires.

Each of the inputs discussed above is subjective and generally requires significant management judgment. The Company utilizes the following inputs to calculate its options as of December 31, 2017, and June 27, 2018:

	Grant	Modification
	Date	Date
Volatility:	43%	35%
Expected terms (in years):	10	10
Risk Free Rate:	2.42%	2.83%

A summary of the option activity as of December 31, 2019 is presented below:

	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term
Outstanding at December 31, 2019	2,503,067	$1.25	8 years
Vested at December 31, 2019	1,503,067	$1.25	8 years
Non-vested at December 31, 2019	1,000,000	$1.25	8 years
Outstanding at June 30, 2020	2,503,067	$1.25	7 years
Non-vested at June 30, 2020	1,000,000	$1.25	7 years
Vested at June 30, 2020	1,503,067	$1.25	7 years

Total stock compensation expense for the six months ended June 30, 2020 and year ended December 31, 2019 was $-0-.

NOTE 11: INCOME TAXES

The Company did not provide any Federal and State income tax for the six months ended June 30, 2020 and year ended December 31, 2019, due to the Company’s net losses.

Deferred tax assets and liabilities reflect the effects of tax losses, credits and the future income tax effects of temporary differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates that apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Future taxable income is expected to be subject a federal tax rate of 21% and a state tax rate of 5.5%.

Legion Capital Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(unaudited)

NOTE 11: INCOME TAXES (CONTINUED)

The following table reconciles the U.S. statutory rates to the Company’s effective tax rate for the six months ended June 30, 2020 and year ended December 31, 2019:

	2020	2019
Federal statutory rate	21.0%	21.0%
State statutory rate	4.3%	4.3%
Valuation allowance	(25.3)%	(25.3)%
Effective tax rate	0.0%	(0.0)%

As of June 30, 2020, and December 31, 2019, the Company had a deferred tax asset in the amount of $2,194,260 and $2,118,025, respectively. The Company had a valuation allowance of $2,194,260 and $2,118,025 as of June 30, 2020 and December 31, 2019, respectively. The valuation allowance increased by $76,235 during the six months ended June 30, 2020 and $144,746 during the year ended December 31, 2019. The Company believes that such assets did not meet the more likely than not criteria to be recoverable through projected future profitable operations in the foreseeable future.

On December 22, 2017, the “Tax Cuts and Jobs Act” (the “Act”) was enacted. Under the provisions of the Act, the U.S. corporate tax rate decreased from 34% to 21% beginning in 2018. Accordingly, we have re-measured our deferred tax assets as of December 31, 2017. However, this re-measurement had no effect on the Company’s income tax expense as the Company provides a 100% valuation allowance on its deferred tax assets.

	June 30, 2020	December 31, 2019
Deferred taxes consist of:

Net Operating Loss Carryforward	$1,938,632	$1,892,085
Allowance for Doubtful Accounts	192,118	192,118
Cash Basis Tax Adjustments	63,510	33,822
Subtotal	2,194,260	2,118,025
Valuation allowance	(2,194,260)	(2,118,025)
Net deferred taxes	$-	$-

The Company’s net operating loss carry forward for income tax purposes as of December 31, 2019, was approximately $7,662,575 and may be offset against future taxable income through 2038. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited.

Effective January 1, 2007, the Company adopted FASB guidance that addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under this guidance, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The FASB also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. As of June 30, 2020, and December 31, 2019, the Company does not have a liability for unrecognized tax benefits.

NOTE 12: LEASES

The Company leases its office under a month to month lease with a company controlled by the Company CEO, for monthly payments of $6,273 plus parking costs.

In 2018 and 2019, the Company leased commercial property for the Dorman Willis automobile dealership at the rate of $2,500 per month, on a month to month basis. As of December 31, 2019, the Company no longer held any ownership interest in that business.

Rent expense for the above leases was $34,527 and $57,688 for the six months ended June 30, 2020 and June 30, 2019, respectively.

Legion Capital Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(unaudited)

NOTE 13: RELATED PARTY TRANSACTIONS

The Company leases its office under a month to month lease with a company controlled by the Company CEO, for monthly payments of $6,273 plus parking costs.

In 2019, Alpine Funding, LLC, a company owned by James Byrd and Shane Hackett, made a $150,000 loan to Legion Capital to participate as a co-lender in one of the Company’s mortgage loans. The loan is for 12 months with interest at 12% per annum and monthly payments of interest only; $100,000 of the $150,000 has been repaid and $50,000 remains outstanding at June 30, 2020. Interest paid during the six months ended June 30, 2020 and June 30, 2019, was $3,000 and $2,585, respectively.

NOTE 14: DISCONTINUED OPERATIONS

Effective as of January 1, 2018, the Company acquired all of the stock of Dorman - Willis Motors, Inc., an automobile dealership. The Company formed Legion Transportation to own these automotive and other transportation assets. No cash was paid for this acquisition, but the dealership was acquired subject to the business loan owed to Legion of $696,768. The purchase price allocation of Dorman-Willis Motors, Inc. of $696,768 consisted of cash of $42,436, accounts receivable of $399,667, inventory of $1,030,683, prepaid expenses of $16,432, fixed assets of $117,345, accounts payable of $97,256 and floorplan notes payable of $812,539.

In July 2019, the Company sold the stock of Dorman-Willis to Legion Anderson Sales & Service (“Lass”) an entity that the Company owned 50% of. As of December 31, 2019, the Company sold its 50% of Lass to the other owner and no longer held any ownership in that business.

NOTE 15: SUBSEQUENT EVENTS

In preparing these financial statements, management has evaluated events and transactions for potential recognition or disclosure through September 11, 2020, the date the financial statements were available to be issued.

Subsequent to June 30, 2020, the Company has loaned the approximate sum of $522,138 in new or increased business loans (net of principal paybacks) and has borrowed approximately $193,366 as new notes payable (net of principal paybacks) to fund said business loans, potential new loans and for working capital. Interest on said notes payable ranges from 6% to 12% per annum.

On January 30, 2020, the World Health Organization declared the coronavirus outbreak a “Public Health Emergency of International Concern” and on March 11, 2020, declared it to be a pandemic. Actions taken in the United States and around the world to help mitigate the spread of the coronavirus include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. The coronavirus and actions taken to mitigate the spread of it have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical areas in which the Company operates. On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) was enacted to amongst other provisions, provide emergency assistance for individuals, families and businesses affected by the coronavirus pandemic.

It is unknown how long the adverse conditions associated with the coronavirus will last and what the complete financial effect will be to the company. The Company continues to improve its operations and strengthen its financial condition and did not have any coronavirus specific issues during the six month period ended June 30, 2020. If the pandemic continues and conditions worsen, the Company may experience a disruption in operations as well as a decline in revenue activities and the possible impairment of its outstanding loans in the future.

PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Description of Exhibit
2.1	Articles of Incorporation (incorporated by reference to Exhibit 2.1 to Amendment No. 2 to the Company’s Offering Statement on Form 1-A (File No. 024-10638) filed on April 3, 2017).
2.3	Bylaws (incorporated by reference to Exhibit 2.3 to Amendment No. 2 to the Company’s Offering Statement on Form 1-A (File No. 024-10638) filed on April 3, 2017).
4.1	Subscription Agreement Previously filed with Post Qualification Amendment No. 1 to Form 1-A (File No. 024-11123) filed on March 20, 2020.
4.2	Certificate of Designations for the Series A Redeemable Preferred Stock*
4.3	Form of Bond
6.1	Managing Broker Dealer Agreement by and between the Company and Sequence Financial Specialists, LLC, dated as of March 13, 2020. Previously filed with Post Qualification Amendment No. 1 to Form 1-A (File No. 024-11123) filed on March 20, 2020.
6.2	Form of Indenture
11.1	Consent of Independent Registered Accounting Firm.*

*   Filed herewith

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Orlando, Florida on March 5, 2021

Legion Capital Corporation

By:	/s/ James Byrd, Jr.
James Byrd, Jr.
CEO, Co-CFO and Co-CAO

This offering statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas S. Hackett	Director	March 5, 2021
Douglas S. Hackett

/s/ James Byrd, Jr.	CEO, Co-CFO and Co-CAO	March 5, 2021
James Byrd, Jr.

/s/ Paul Carrazzone	President, Co-CFO and Co- CAO	March 5, 2021
Paul Carrazzone

III-2